Exhibit 10.1
Execution Version

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 17, 2020 is among GROUPON, INC., as Borrower (the “Borrower”), GROUPON GOODS, INC. (the “Existing Guarantor” and, together with the Borrower, the “Existing Loan Parties”), the Subsidiaries of the Borrower listed on Schedule I hereto (the “New Loan Parties” and the New Loan Parties, together with the Existing Loan Parties, the “Loan Parties”), the Lenders party hereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower, the Administrative Agent, and the Lenders party thereto are party to that certain Second Amended and Restated Credit Agreement dated as of May 14, 2019 (the “Credit Agreement”, and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, (i) the Borrower has requested certain amendments be made to the Credit Agreement and (ii) the Lenders party hereto (which, for the avoidance of doubt, constitute the Required Lenders under the Credit Agreement) are willing to amend the Credit Agreement pursuant to Section 9.02 thereof on the terms and conditions set forth herein; and

WHEREAS, as a condition to entering into the Amendment, the Lenders are requiring that the New Loan Parties become Guarantors under the Guaranty and Grantors (as defined in the Security Agreement (as defined below)) under the Security Agreement on the First Amendment Effective Date.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings specified in the Amended Credit Agreement.
SECTION 2 Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof the Credit Agreement (including the schedules and exhibits thereto) is amended in its entirety to read as set forth on Exhibit A hereto;
SECTION 3 Effectiveness. This Amendment shall become effective on the date (the “First Amendment Effective Date”) on which each of the following conditions are satisfied :
(a) The Administrative Agent (or its counsel) shall have received a counterpart of this Amendment signed on behalf of each party hereto.
(b) The Administrative Agent shall have received a supplement to the Guaranty (the “Guaranty Supplement”) substantially in the form attached thereto as Exhibit A executed by each New Loan Party in order to become a Guarantor under the Guaranty.

(c) The Administrative Agent shall have received a duly executed copy of the Third Amended and Restated Pledge and Security Agreement, dated as of the date hereof (the “Security Agreement”), among the Borrower, the Grantors (as defined therein) party thereto and the Administrative Agent, (ii) the certificates representing any certificated Equity Interests pledged by the New Loan Parties pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (iii) each promissory note (if any) pledged to the Administrative Agent by the New Loan Parties pursuant to Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof and (iv) each document (including any Uniform Commercial Code financing statement) required by the Security Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, shall be in proper form for filing, registration or recordation.
(d) The Administrative Agent shall have received a certificate of each of the Borrower and Groupon Goods, Inc., executed by its Responsible Officer, which shall certify (i)  the resolutions of its Board of Directors, authorizing the execution and delivery of this Amendment and performance of the Amended Credit Agreement and/or any other Loan Document to which it is a party; and (ii)  that neither the Borrower nor Groupon Goods, Inc.’s charter, articles or certificate of organization or incorporation or other applicable constitutional documents have been amended, supplemented or otherwise modified since May 14, 2019 or, if so, attaching true, complete and correct copies of any such amendment, supplement or modification.
(e) The Administrative Agent shall have received a certificate of each New Loan Party executed by its Responsible Officer, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of any officers of such New Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of each New Loan Party, certified by the relevant authority of the jurisdiction of organization of such New Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, and (iii) deliver a long form good standing certificate, to the extent applicable for each New Loan Party from its jurisdiction of organization.

(f) The Administrative Agent shall have received the results of a recent lien search in the jurisdiction of organization of each Loan Party and each jurisdiction where assets of such Loan Parties are located, and such search shall reveal no Liens (other than Permitted Liens) on any of the assets of such Loan Parties.
(g) The Administrative Agent shall have received a favorable written opinion of Simpson Thacher & Bartlett LLP, counsel for the Loan Parties, covering the Guaranty Supplement and the Security Agreement. The Loan Parties hereby request such counsel to deliver such opinion.

(h) After giving effect to any prepayments on the date hereof, the Revolving Exposure shall be not more than $225,000,000.
(i) The Administrative Agent shall have received all (i) fees required to be paid on the First Amendment Effective Date pursuant to a separately agreed fee letter and (ii) all reasonable and documented fees and expenses of the Administrative Agent, in connection herewith, required to be paid or reimbursed under Section 9.03 of the Amended Credit Agreement (including attorney’s fees), in each case, for which invoices have been presented at least two (2) Business Days prior to the First Amendment Effective Date.
SECTION 4 Post-Closing Covenants AND CONSENTS.
(a) On or before the date that is 60 days after the First Amendment Effective Date (or such longer period as the Administrative Agent shall reasonably agree), the Loan Parties (including the New Loan Parties) shall have used commercially reasonable efforts to enter into (i) a Deposit Account Control Agreement (as defined in the Security Agreement) among such Loan Party, the Administrative Agent and each institution maintaining a Deposit Account (as defined under the Security Agreement) listed on Schedule II hereto, and (ii) a control agreement with respect to all Pledged Collateral (as defined in the Security Agreement) held by a securities intermediary listed on Schedule II among such Loan Party, the securities intermediary and the Administrative Agent, in each case that is reasonably satisfactory to the Borrower and the Administrative Agent; provided that, if the Loan Parties do not, after using commercially reasonable efforts, deliver a Deposit Account Control Agreement within 60 days (or such longer period as the Administrative Agent shall reasonably agree) after the First Amendment Effective Date with respect to a Deposit Account listed on Schedule II hereto as required by clause (i) above, the Loan Parties shall, within an additional 30 days following such 60 day period (or such longer period as the Administrative Agent shall reasonably agree), move the contents of such Deposit Account to an account maintained by JPMorgan Chase Bank, N.A. that is subject to a Deposit Account Control Agreement.
(b) On or before the date that is 90 days after the First Amendment Effective Date (or such longer period as the Administrative Agent shall reasonably agree), the Borrower shall take all actions and deliver each document set forth on Schedule III hereto.
(c) On or before the date that is 30 days after the First Amendment Effective Date (or such longer period as the Administrative Agent shall reasonably Agree) a favorable Virginia law written opinion of local counsel to Groupon Merchant Services, LLC, covering the Guaranty Supplement and the Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent.
(d) On or before the date that is 90 days after the First Amendment Effective Date (or such longer period as the Administrative Agent shall reasonably agree), the Borrower shall cause Groupon Holdings B.V. to (i) become a Guarantor and to grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in substantially all of its assets pursuant to Dutch law documents in form and substance reasonably satisfactory to the Administrative Agent and (ii) execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, including a power of attorney (or similar agreement) providing for the ability to register and record assignments against intellectual property, and will take or cause to be taken such further actions (including the filing and recording of registration, mortgages, deeds of trust and other documents and certificates and opinion letters), which may be required by law or which the Administrative Agent may reasonably request in connection with the requirements of clause (i) hereof.
SECTION 5 Representations and Warranties. After giving effect to this Amendment, the following statements by the Borrower shall be true and correct (and the Borrower, by its execution of this Amendment, hereby represents and warrants to the Administrative Agent and the Lenders that such statements shall be true and correct as at such times):
(a) the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); and
(b) no Default shall have occurred and be continuing.
SECTION 6 Miscellaneous.
6.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent and the Lenders agree that the Amended Credit Agreement and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law). For all matters arising prior to the effective date of this Amendment, the Credit Agreement (as unmodified by this Amendment) shall control.
6.2 Lender Consent’s. The Lenders party hereto hereby consent and authorize the Administrative Agent to negotiate and enter into, on behalf of the Lenders, (i) each security agreement and related document governed by the laws of Luxembourg and Ireland set forth on Schedule III hereto and (ii) each amendment and joinder to the Guaranty set forth on Schedule III hereto, which amends the Guaranty to add such concepts as would be customary to facilitate the joinder of Subsidiaries incorporated in Luxembourg and Ireland thereto, including but not limited to financial assistance, fraudulent conveyance, preference, fincapitalization, capital preservation and such similar laws or regulations.
6.3 Authorization; Validity. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and, if required, stockholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
6.4 Government Approval, Regulation, etc. The execution, delivery and performance by the Borrower of this Amendment (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Amended Security Agreement, and (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority.
6.5 Entire Agreement. This Amendment and the Amended Credit Agreement, together with the Loan Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing.
6.6 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.
6.7 Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
6.8 . Incorporation of Credit Agreement Provisions. The provisions of Section 9.07 (Severability) and Section 9.10 (Waiver of Jury Trial) of the Credit Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.
6.9 References. All references in any of the Loan Documents to the “Agreement” or the “Credit Agreement” shall mean the Credit Agreement or Amended Credit Agreement, as applicable.
6.10 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
6.11 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders, the Borrower, and their respective successors and assigns as provided in the Amended Credit Agreement.
5

6.12 Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall for all purposes constitute a Loan Document.
[Signature Pages Follow]

6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

GROUPON, INC.

By:	/s/ Melissa Thomas
Name: Melissa Thomas Title: Chief Financial Officer

GROUPON GOODS, INC.

By:	/s/ Melissa Thomas
Name: Melissa Thomas Title: President

GI International Holdings, Inc.

By:	/s/ Melissa Thomas
Name: Melissa Thomas Title: President

Groupon Merchant Services, LLC

By:	/s/ Melissa Thomas
Name: Melissa Thomas Title: Senior Vice President, Secretary and Treasurer

LIVINGSOCIAL, LLC

By: Groupon, Inc., its sole member

By:	/s/ Melissa Thomas
Name: Melissa Thomas Title: Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Min Park
Name: Min Park Title: Executive Director

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Min Park
Name: Min Park Title: Executive Director

BANK OF THE WEST, as a Lender

By: /s/ Scott Marshall
Name: Scott Marshall Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Phillip Magdaleno
Name: Phillip Magdaleno Title: Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By: /s/ A. Quinn Richardson
Name: A. Quinn Richardson Title: Senior Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Lender

By: /s/ Medina Sales de Andrade
Name: Medina Sales de Andrade Title: Vice President

BMO HARRIS BANK N.A., as a Lender

By: /s/ Joseph Jacob
Name: Joseph Jacob Title: Senior Vice President

FIFTH THIRD BANK, National Association, as a Lender

By: /s/ Marisa Lake
Name: Marisa Lake Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Alicia Kachmarik
Name: Alicia Kachmarik Title: Director

CITIZENS BANK, N.A., as a Lender

By: /s/ Megan Livingston
Name: Megan Livingston Title: SVP

SILICON VALLEY BANK, as a Lender

By: /s/ John Ryan
Name: John Ryan Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

SCHEDULE I

NEW LOAN PARTIES

Entity Name	Jurisdiction of Organization	Entity Type	Percent Owned	Owner
GI International Holdings, Inc.	USA - Delaware	Corporation	100%	Groupon, Inc.
Groupon Merchant Services, LLC	USA - Virginia	LLC	100%	LivingSocial, LLC
LivingSocial, LLC	USA - Delaware	LLC	100%	Groupon, Inc.

SCHEDULE II

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

[SEE ATTACHED]

SCHEDULE III

Groupon International Limited (the “Irish Company”)

Document
1.	Joinder and Amendment to the Guaranty
2.	Irish law Irish Debenture over the assets of the Irish Company (the “Irish Debenture”).
3.
Perfection steps under the Irish Debenture will include:

3.1 delivery by the Irish Company of notices of security assignment over material (i) bank accounts, (ii) contracts, (iii) leases and (iv) insurances to the relevant counterparties by the Irish Company;
3.2 filing by lender counsel of a Form C1 at the Irish Companies Registration Office in respect of the Irish Company’s entry into the Irish Debenture (within 21 days of completion); and
3.3 filing by lender counsel of a s1001 notice at the Office of the Irish Revenue Commissioners in respect of the Irish Company’s entry into the Irish Debenture (within 21 days of completion).

4.	Corporate certificate making certain confirmations about the Irish Company.
5.	Board resolutions of the board of directors of the Irish Company passed at a meeting of the board.
6.	Legal opinion of Arthur Cox as Irish Company’s Irish counsel on the capacity and authority of the Irish Company to enter into the documents to which it is a party.
7.	Legal opinion of the lender’s Irish counsel on the enforceability of the Irish law documents.
8.	Execution and delivery of a power of attorney (or similar agreement) under US and Irish law providing for the ability to register intellectual property.
Document List – GI Luxembourg S.à r.l. (the “Luxembourg Company”)

Document
1.	Joinder and Amendment to the Guaranty
2.	Luxembourg law pledge over shares of the Luxembourg Company (“Luxembourg Share Pledge”)
3.
Perfection steps of the Luxembourg Share Pledge will include:

3.1 the pledgor shall register the pledge in the shareholders’ register of the Luxembourg Company in the name of the pledgee on a same day basis;

3.2 the pledgor shall provide to the pledgee a copy of the shareholders’ register of the Luxembourg Company evidencing such registration on the date of execution of the Luxembourg Share Pledge certified by a representative of the Luxembourg Company

4.	Luxembourg law pledge over receivables of the Luxembourg Company (“Luxembourg Receivables Pledge”)
5.	Perfection step of the Receivables Pledge will include: 5.1 each debtor acknowledges the pledge constituted by the Receivables Pledge by countersigning the Receivables Pledges
6.	Board resolutions of the board of managers of the Luxembourg Company passed at a meeting of the board.
7.
Formalities certificate to be signed by a manager of the Luxembourg Company which will confirm that all documents (including at least its constitutional document, a certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire), An extract issued by the Luxembourg Trade and Companies Register, a domiciliation certificate ) attached to such certificate are correct, complete and in full force and effect

8.	Legal opinion of Elvinger Hoss Prussen as Luxembourg Company’s Luxembourg counsel on the capacity and authority of the Luxembourg Company to enter into the documents to which it is a party.
9.	Legal opinion of the lender’s Luxembourg counsel on the enforceability of the Luxembourg law documents.

EXHIBIT A

[SEE ATTACHED]

Exhibit A to
First Amendment to Credit Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

May 14, 2019

among

GROUPON, INC.,
as Borrower

The Lenders Party Hereto,

MORGAN STANLEY SENIOR FUNDING, INC.
and
BANK OF THE WEST,
as Co-Syndication Agents

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

and

BANK OF AMERICA, N.A.,
BMO HARRIS BANK N.A.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION
WELLS FARGO BANK, NATIONAL ASSOCIATION,
and
CITIZENS BANK, N.A.
as Co-Documentation Agents

and

JPMORGAN CHASE BANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.
and
BANK OF THE WEST,
as Joint Bookrunners and Joint Lead Arrangers

Page

ARTICLE I Definitions        1
SECTION 1.01 Defined Terms     1
SECTION 1.02 Classification of Loans and Borrowings  36
SECTION 1.03 Terms Generally     36
SECTION 1.04 Accounting Terms; GAAP    36
SECTION 1.05 Interest Rates; LIBOR Notification   37
SECTION 1.06 Pro Forma Basis     38
SECTION 1.07  Rounding      38
SECTION 1.08 Change of Currency     38
SECTION 1.09 Additional Available Currencies   39
SECTION 1.10 Allocation of Loans and Percentages at the Effective Time     39
ARTICLE II The Credits        40
SECTION 2.01 Commitments      40
SECTION 2.02 Loans and Borrowings    40
SECTION 2.03 Requests for Revolving Borrowings   41
SECTION 2.04 Effect of Incomplete Borrowing Notice  42
SECTION 2.05 Swingline Loans     42
SECTION 2.06 Letters of Credit     43
SECTION 2.07 Funding of Borrowings    49
SECTION 2.08 Interest Elections     50
SECTION 2.09 Termination and Reduction of Commitments  52
SECTION 2.10 Repayment of Loans; Evidence of Debt  52
SECTION 2.11 Prepayment of Loans     53
SECTION 2.12 Fees       54
SECTION 2.13 Interest       55
SECTION 2.14 Alternate Rate of Interest; Illegality   56
SECTION 2.15 Increased Costs     58
SECTION 2.16 Break Funding Payments    59
SECTION 2.17 Payments Free of Taxes    60
SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs       64

1

(continued)
Page

SECTION 2.19 Mitigation Obligations; Replacement of Lenders 67
SECTION 2.20 Defaulting Lenders     68
SECTION 2.21 Returned Payments     70
SECTION 2.22 Banking Services and Swap Agreements  70
SECTION 2.23 Increase in Revolving Commitment   71
SECTION 2.24 Request for New Term Facility   72
SECTION 2.25 Exchange Rates     74
SECTION 2.26 Currency Exchange Fluctuations   74
ARTICLE III Representations and Warranties     74
SECTION 3.01 Organization; Powers     74
SECTION 3.02 Authorization; Enforceability    74
SECTION 3.03 Governmental Approvals; No Conflicts  74
SECTION 3.04 Financial Condition; No Material Adverse Change 75
SECTION 3.05 Properties      75
SECTION 3.06 Litigation and Environmental Matters  76
SECTION 3.07 Compliance with Laws and Agreements  76
SECTION 3.08 Investment Company Status    76
SECTION 3.09 Taxes       76
SECTION 3.10 ERISA       76
SECTION 3.11 Disclosure      77
SECTION 3.12 Insurance      77
SECTION 3.13 Capitalization and Subsidiaries   77
SECTION 3.14 Security Interest in Collateral    78
SECTION 3.15 Federal Reserve Regulations    78
SECTION 3.16 No Burdensome Restrictions    78
SECTION 3.17 Anti-Corruption and Anti-Money Laundering Laws; and Sanctions      78
SECTION 3.18 Solvency      78
SECTION 3.19 Labor Matters      79
SECTION 3.20 EEA Financial Institutions    79
ARTICLE IV Conditions        79
SECTION 4.01 Effective Date      79

2

(continued)
Page

SECTION 4.02 Each Credit Event     81
ARTICLE V Affirmative Covenants      81
SECTION 5.01 Financial Statements; Other Information  82
SECTION 5.02 Notices of Material Events    83
SECTION 5.03 Existence; Conduct of Business   84
SECTION 5.04 Payment of Obligations    84
SECTION 5.05 Maintenance of Properties; Insurance   84
SECTION 5.06 Books and Records; Inspection Rights  84
SECTION 5.07 Compliance with Laws    85
SECTION 5.08 Use of Proceeds and Letters of Credit  85
SECTION 5.09 Additional Collateral; Further Assurances  85
ARTICLE VI Negative Covenants       85
SECTION 6.01 Indebtedness      86
SECTION 6.02 Liens       87
SECTION 6.03 Fundamental Changes     89
SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions      89
SECTION 6.05 Swap Agreements     91
SECTION 6.06 Restricted Payments     91
SECTION 6.07 Transactions with Affiliates    92
SECTION 6.08 Restrictive Agreements    92
SECTION 6.09 Asset Sales      93
SECTION 6.10 Sale and Leaseback Transactions   94
SECTION 6.11 Financial Covenants     94
SECTION 6.12 Designation of Unrestricted Subsidiaries  95
SECTION 6.13 Fiscal Year      95
SECTION 6.14 Anti-Corruption Laws; and Sanctions  95
ARTICLE VII Events of Default       96
ARTICLE VIII The Administrative Agent     98
SECTION 8.01 Authorization and Action    99
SECTION 8.02 Administrative Agent’s Reliance, Indemnification, Etc  99

3

(continued)
Page

SECTION 8.03 The Administrative Agent Individually  100
SECTION 8.04 Successor Administrative Agent   100
SECTION 8.05 Acknowledgements of Lenders and Issuing Banks 101
SECTION 8.06 Collateral Matters     103
SECTION 8.07 Credit Bidding      104
SECTION 8.08 Certain ERISA Matters    105
ARTICLE IX Miscellaneous        106
SECTION 9.01 Notices      106
SECTION 9.02 Waivers; Amendments    109
SECTION 9.03 Expenses; Indemnity; Damage Waiver  111
SECTION 9.04 Successors and Assigns    113
SECTION 9.05 Survival      117
SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution      117
SECTION 9.07 Severability      118
SECTION 9.08 Right of Setoff      118
SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process  118
SECTION 9.10 WAIVER OF JURY TRIAL    119
SECTION 9.11 Headings      119
SECTION 9.12 Confidentiality     119
SECTION 9.13 Material Non-Public Information   120
SECTION 9.14 Interest Rate Limitation    121
SECTION 9.15 Several Obligations; Nonreliance; Violation of Law 121
SECTION 9.16 No Advisory or Fiduciary Responsibility  121
SECTION 9.17 Conversion of Currencies    122
SECTION 9.18 USA PATRIOT Act     122
SECTION 9.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions     122
SECTION 9.20 Acknowledgement Regarding Any Supported QFCs 123

4

SCHEDULES:
Schedule 1.01 ‒ Existing Letters of Credit
Schedule 2.01 ‒ Commitments
Schedule 2.13 - Pricing Grid
Schedule 3.05 ‒ Real Property
Schedule 3.06 ‒ Disclosed Matters
Schedule 3.12 ‒ Insurance
Schedule 3.13 ‒ Capitalization
Schedule 3.14 – UCC Filing Jurisdictions
Schedule 6.01 ‒ Existing Indebtedness
Schedule 6.02 ‒ Existing Liens
Schedule 6.04 ‒ Existing Investments
Schedule 6.08 ‒ Existing Restrictions

EXHIBITS:
Exhibit A ‒ Form of Assignment and Assumption
Exhibit B ‒ Form of Guaranty
Exhibit C-1 ‒ U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-2 ‒ U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-3 ‒ U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-4 ‒ U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D – Form of Security Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 14, 2019 (this “Agreement”) is among GROUPON, INC., a Delaware corporation (the “Borrower”), each financial institution that from time to time becomes a party hereto as a lender (each a “Lender”) and JPMORGAN CHASE BANK, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders.
WHEREAS, the Borrower, various financial institutions and JPMorgan, as administrative agent, are parties to an Amended and Restated Credit Agreement dated as of June 29, 2016 (as amended, the “Existing Credit Agreement”);
WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement pursuant to this Agreement; and
WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Borrower under the Existing Credit Agreement, but merely a restatement of and, where applicable, an amendment to the terms governing such obligations;
NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“Account” has the meaning assigned to such term in the Security Agreement.
“Accrued Merchant and Supplier Payables” means, for any period, the amount set forth on the consolidated balance sheet of the Borrower as “accrued merchant and supplier payables” determined on a consolidated basis in accordance with GAAP.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which the Borrower or any Restricted Subsidiary (a) acquires any going concern business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Party” has the meaning assigned to it in Section 9.01(d).
“Agreement” has the meaning assigned to it in the Preamble.
“Agreement Currency” has the meaning assigned to it in Section 9.17(b).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Creditor” has the meaning assigned to it in Section 9.17(b).
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, at any time, the then-applicable percentage per annum determined pursuant to Schedule 2.13.
“Approved Electronic Platform” has the meaning assigned to it in Section 9.01(d).
“Approved Fund” has the meaning assigned to it in Section 9.04(b).
“Asset Sale Prepayment Event” means any event described in Section 6.09(e)(i) or Section 6.09(h).
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Australian Bank Bill Swap Rate” means, with respect to any Australian Borrowing for any Interest Period, (a) a rate determined to be the arithmetical average buying rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) displayed on the Australian Financial Markets Association BBSW Page (or, if such page is not available, such successor page or other source as the Administrative Agent may reasonably select) at or about 10:10 a.m. (Melbourne time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period or (b) if the rate described in clause (a) cannot be determined, the arithmetical average of the rates of interest per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the buying rates for bills of exchange that have a term equivalent to such Interest Period and are accepted by a Lender as quoted to the Administrative Agent (in its individual capacity) at or about 10:10 a.m. (Melbourne time) two Business Days before the first day of such Interest Period.
“Australian Borrowing” refers to a Borrowing denominated in Australian Dollars.
“Australian Dollars” and the symbol “A$” each means lawful currency of Australia.
“Australian Loan” means any Loan that bears interest at or by reference to the Australian Bank Bill Swap Rate.
“Available Currency” means Euros, British Pounds Sterling, Canadian Dollars, Australian Dollars, Yen and any other currency (other than Dollars) that is requested by the Borrower and approved in accordance with Section 1.09, and to the extent applicable, the Issuing Banks.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (e) foreign currency exchange.
“Banking Services Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the U.S.
“Borrower” has the meaning assigned to it in the Preamble.

“Borrowing” means (a) Revolving Loans in the same currency of the same Type, made, converted or continued on the same date and, in the case of Fixed Rate Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.
“British Pounds Sterling” means the lawful currency of the United Kingdom.
“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.08.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, and:
(a) if such day relates to any interest rate setting for a Eurocurrency Loan denominated in Dollars or British Pounds Sterling or any dealings in Dollars or British Pounds Sterling to be carried out pursuant to this Agreement, means a day on which dealings in Dollars or British Pounds Sterling, as applicable, are carried on in the London interbank market;
(b) if such day relates to any interest rate setting for a Eurocurrency Loan denominated in Euro or any dealings in Euro to be carried out pursuant to this Agreement, means a TARGET Day;
(c)  if such day relates to the making of a Loan denominated in Canadian Dollars, means a day on which commercial banks are open for business in Toronto, Ontario;
(d)  if such day relates to the making of a Loan denominated in Australian Dollars, means a day on which commercial banks are open for business in Melbourne, Australia;
(e) if such day relates to an interest rate setting for a Loan denominated in a currency other than Dollars, Canadian Dollars, British Pounds Sterling or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
(f) if such day relates to the making of a Loan denominated in a currency other than Dollars, Canadian Dollars, British Pounds Sterling or Euro (but not an interest rate setting), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Canadian Dollars” and the symbol “Cdn. $” each means lawful money of Canada.
“Canadian Prime” means, for any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the average rate for 30 day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1.0% per annum; provided, that if any the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR Rate, respectively.
“Canadian Prime Rate” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to Canadian Prime.
“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP.
“Capped-Call Transactions” means one or more call options referencing the Borrower’s capital stock entered into in connection with the issuance by the Borrower of any convertible note, including but not limited to the Convertible Notes (or, in each case, any replacement thereof) with a strike or exercise price (howsoever defined) initially equal to the conversion or exchange price (howsoever defined) of such convertible notes (or replacements thereof),  and limiting the amount deliverable upon exercise thereof based on a cap or upper strike price (howsoever defined).
“Casualty Prepayment Event” means any event described in Section 6.09(f).
“CDOR” means, with respect to any CDOR Rate Borrowing for any Interest Period, the Canadian deposit offered rate which, in turn means on any day the average rate for the relevant interest period for Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. Toronto time to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided, that if CDOR shall be less than zero, CDOR shall be deemed to be zero for purposes of this Agreement.
“CDOR Rate” when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to CDOR.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Permitted Holders, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding common stock; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated or approved by the board of directors of the Borrower nor (ii) appointed by directors so nominated or approved.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, New Term Loans or Swingline Loans.
“Collateral” means any and all property owned, leased or operated by any Loan Party, now existing or hereafter acquired, upon which a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations is purported to be granted.
“Collateral Documents” means, collectively, the Security Agreement and any other agreement, instrument or document executed in connection with this Agreement that purports to grant a Lien to secure the payment of the Secured Obligations.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.23 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the First Amendment Effective Date is $225,000,000.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communications” has the meaning assigned to it in Section 9.01(d).
“Computation Period” means, as at any date of determination, the most recently completed period of four consecutive fiscal quarters of the Borrower ending on or prior to such date of determination for which financial statements have been (or were required to be) delivered to the Administrative Agent pursuant to Section 5.01(a) or Section 5.01(b), as applicable; provided that for purposes of determining an amount of any item included EBITDA for purposes of calculating the financial covenants set forth in Section 6.11(a), (b) and (e), (a) for the first fiscal quarter end date to occur after the Adjusted Suspension Period End Date (as defined below), EBITDA for the Computation Period then ending shall equal the EBITDA for such fiscal quarter multiplied by four; (b) for the second fiscal quarter end date to occur after the Adjusted Suspension Period End Date, EBITDA for the Computation Period then ending shall equal the sum of the EBITDA for such fiscal quarter plus the EBITDA of the prior fiscal quarter multiplied by two; and (c) for the third fiscal quarter end date to occur after the Adjusted Suspension Period End Date, EBITDA for the Computation Period then ending shall equal the sum of the EBITDA for such fiscal quarter plus the EBITDA of each of the prior two fiscal quarters multiplied by 4/3. For purposes of this definition, (i) if the Suspension Period End Date is prior to June 30, 2021, the “Adjusted Suspension Period End Date” shall mean the Suspension Period End Date and (ii) if the Suspension Period End Date is on June 30, 2021, the “Adjusted Suspension Period End Date” shall mean June 29, 2021.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Total Assets” means the consolidated total assets of the Borrower and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated financial statements of the Borrower furnished pursuant to Section 3.04(a) or Section 5.01(a) or Section 5.01(b), as applicable).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Note Hedge Transactions” means one or more call options referencing the Borrower’s capital stock in connection with the issuance by the Borrower of any convertible note, including but not limited to the Convertible Notes (or, in each case, any replacement thereof) with a strike or exercise price (howsoever defined) initially equal to the conversion or exchange price (howsoever defined) of such convertible notes (or any replacements thereof).
“Convertible Notes” means the $250,000,000 Convertible Notes issued by the Borrower in 2016 and due 2022.
“Covenant Holiday” has the meaning assigned to it in Section 6.11(b).
“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Dividing Person” has the meaning assigned to such term in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Available Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Available Currency.
“Dollars” or “$” refers to lawful money of the U.S.
“Domestic Foreign Holding Company” means, as to any Person, any Domestic Subsidiary of such Person that has no material assets other than the equity or intercompany debt of one or more Foreign Subsidiaries.
“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.
“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period, (v) any other non-cash charges or items (to the extent that any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent) as determined in accordance with GAAP for such period, (vi) unusual, non-recurring or restructuring charges and expenses for losses that are covered by insurance or indemnification, (vii) other restructuring charges and expenses, including non-recurring severance, restructuring, integration or similar charges incurred during the applicable period in respect of restructurings, plant closings, headcount reductions or other similar actions, including relocation costs, business process optimizations, integration costs, signing costs, retention or completion bonuses, employee replacement costs, transition costs, costs related to opening, closure and/or consolidation of facilities, and severance charges in respect of employee terminations, (viii) “run rate” cost savings, operating expense reductions, operational improvements and synergies from Permitted Acquisitions (including Subject Acquisitions) and from any restructuring, cost saving or similar initiative (net of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of the Borrower and subject to certification by a Responsible Officer of the Borrower), in each case to the extent the Borrower in good faith reasonably expects to realize such “run rate” cost savings, operating expense reductions or operational improvements within 18 months of such event, (ix) transaction costs or expenses in connection with Permitted Acquisitions, dispositions, Permitted Investments, the incurrence of Indebtedness or the issuance of Equity Interests (in each case whether or not consummated), (x) stock compensation expense and non-cash equity linked expense, (xi) foreign exchange losses (provided that the amount of addbacks in clause (vi), (vii) and (viii) above (A) shall, during the entirety of the Suspension Period, be limited to cash restructuring charges not to exceed $60,000,000 in the aggregate and (B) after the Suspension Period End Date, shall not exceed the greater of (x) $60,000,000 and (y) 20% of EBITDA in the aggregate in any Computation Period (prior to giving effect to such adjustments) and minus (b) without duplication and to the extent included in Net Income, (i) [reserved], (ii) any extraordinary gains and any non-cash items of income for such period (to the extent that any such non-cash gains represent the reversal of an accrual or reserve for potential cash items in any future period, the cash disbursement or expense in respect thereof in such future period shall be added to Consolidated EBITDA in such future period to such extent) and (iii) foreign exchange gains, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis in a manner consistent with the Borrower’s financial statements filed with the SEC.
“EBITDAR” means, for any period, the sum of (a) EBITDA for such period plus (b) rental expense for such period.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Effective Time” has the meaning assigned to such term in Section 4.01.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and/or any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(e) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” means lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Eurodollar” when used in reference to any Loan or Borrowing, refers to a Eurocurrency Loan or a Borrowing denominated in Dollars.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excess Liquidity” shall mean Liquidity in excess of the amount necessary to comply with Section 6.11(d).
“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on (i) the date on which such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)), (ii) the Effective Date or (iii) the date on which such Lender changes its lending office, except in the case of clauses (i) and (iii) to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning assigned to it in the Recitals.
“Existing Letters of Credit” means the letters of credit listed on Schedule 1.01.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any law or official agreement implementing an official governmental agreement with respect thereto.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Finance Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement, subject to Section 1.04(b) herein conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower.
“First Amendment” means the First Amendment to this Agreement, dated as of July 17, 2020, by and among the Borrower, Groupon Goods, Inc., the New Loan Parties (as defined therein), the Lenders party thereto and the Administrative Agent.
“First Amendment Effective Date” means July 17, 2020.

“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus rent expense, plus scheduled principal payments actually made on any New Term Loans, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.
“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDAR minus Capital Expenditures (including capitalized software costs) paid in cash for such period minus income tax expense for such period, to (b) Fixed Charges, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.
“Fixed Rate Loan” means a Eurocurrency Loan, a CDOR Rate Loan or an Australian Loan.
“Fixed Rate Spread” means, as applicable to any Loan, the LIBO Rate, CDOR or the Australian Bank Bill Swap Rate.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” means each Subsidiary that is (i) organized under the laws of any jurisdiction other than the United States or any state thereof or the District of Columbia (or, for the avoidance of doubt, organized in or under the laws of any U.S. possession or territory) or (ii) a Domestic Foreign Holding Company.
“Funded Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness (excluding earn-out obligations that are not yet due and payable (or are not reasonably expected to become due and payable within 12 months of such date of determination)).
“Funded Indebtedness to EBITDA Ratio” means, at any date, the ratio of (a) Funded Indebtedness for such date to (b) EBITDA for the Computation Period ended on or most recently prior to such date.
“GAAP” means generally accepted accounting principles in the U.S. subject to the terms of Section 1.04.
“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means each Restricted Subsidiary of the Borrower that has executed a counterpart to the Guaranty.
“Guaranty” means that certain Second Amended and Restated Guaranty (including any and all supplements, amendments or other modifications thereto), dated as of the date hereof, executed by certain Restricted Subsidiaries of the Borrower in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, substantially in the form attached as Exhibit B.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate”.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services, including any earn-out obligations that are due and payable (or are reasonably expected to become due and payable within 12 months of such date of determination) (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Finance Lease Obligations of such Person, (i) all Swap Agreement Obligations of such Person to the extent of net payment obligations of such Person in respect of such Swap Agreement Obligations, valued at an amount, if any, that would be payable by such Person or any of its Subsidiaries to its counterparty under the applicable Swap Agreement in accordance with its terms as if such Swap Agreement was being terminated early on the applicable date of determination, (j) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit or bank guarantees and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything in this Agreement to the contrary, for purposes of calculating the financial covenants hereunder, the amount of the “Indebtedness” attributable to the Convertible Notes shall be deemed to be the actual principal amount outstanding with respect thereto. For purposes of calculating any Indebtedness of any Person hereunder on any date of determination, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement or cash pooling arrangement on such date shall be the maximum aggregate amount (after giving effect to any netting agreements or similar arrangements) that the Borrower or such

Restricted Subsidiary would be required to pay if such Swap Agreement or pooling arrangement, as applicable, were terminated on such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.
“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).
“Information Memorandum” means the Confidential Information Memorandum dated April, 2019 relating to the Borrower and the Transactions.
“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.
“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Finance Lease Obligations) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates, to the extent such net costs are treated as interest expense for such period in accordance with GAAP), calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis for such period in accordance with GAAP.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) and Canadian Prime Rate Loan, the last day of each March, June, September and December, (b) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means with respect to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one week, one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Fixed Rate Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate (for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“Investments” means an advance, loan, extension of credit (by way of guaranty or otherwise, but excluding trade debt incurred in the ordinary course of business) or capital contribution to, or purchase any Equity Interests, bonds, notes, loans, debentures or other debt securities of, or any assets constituting a business unit of, or any other similar investment in, any Person. For purposes of valuing any Investment hereunder, such Investment shall be valued at the initial amount thereof, without giving effect to any write-downs or write-offs thereof or any revaluation for currency fluctuations after the date any such Investment is made, but giving effect to any net reduction in such Investment resulting from any repurchase, repayment or redemption of such Investment, proceeds realized on the sale of such Investment and amounts received representing any dividend, any return of capital or principal or other cash returns on investment.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means (a) JPMorgan, (b) Bank of the West, (c) Morgan Stanley Senior Funding, Inc., (d) any other Lender that, with the written consent of the Borrower and the Administrative Agent, has agreed to be the issuer of one or more Letters of Credit, and (e) their respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Issuing Bank Sublimit” means, as of the Effective Date, with respect to any Issuing Bank, (i) $15,000,000, in the case of each of JPMorgan, Bank of the West and Morgan Stanley Senior Funding, Inc. and (ii) such amount as shall be designated to the Administrative Agent and the Borrower in writing by such Issuing Bank; provided that any Issuing Bank shall be permitted at any time to increase or reduce its Issuing Bank Sublimit upon providing five days’ prior written notice thereof to the Administrative Agent and the Borrower so long as, after giving effect to any increase, the aggregate Issuing Bank Sublimit does not exceed the Letter of Credit Sublimit; provided, further that any decrease in the Issuing Bank Sublimit of any Issuing Bank to an amount less than such Issuing Bank’s Issuing Bank Sublimit as of the Effective Date (or such later date as such Person shall have initially become an Issuing Bank hereunder), shall require the prior written consent of the Borrower, the Administrative Agent and such Issuing Bank.
“JPMorgan” has the meaning assigned to it in the Preamble.
“Judgment Currency” has the meaning assigned to it in Section 9.17(b).
“LC Disbursement” means a payment made by the applicable Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Equivalent amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.23 or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.
“Letter of Credit” has the meaning assigned to it in Section 2.06(a).
“Letter of Credit Sublimit” means $75,000,000.
“LIBO Rate” means, (a) with respect to any Eurocurrency Loan in a currency other than Euros for any Interest Period or for any ABR Borrowing, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period and (b) with respect to any Eurocurrency Borrowing in Euros and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., Brussels time two TARGET Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate, subject to Section 2.14 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error).
“LIBO Screen Rate” means, for any day and time, (a) with respect to any Eurocurrency Borrowing in any currency other than Euros for any Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) and (b) with respect to any Eurocurrency Borrowing in Euros and for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters (or, if such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower); provided that, in each case, if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” means at any time (i) Unrestricted Cash plus (ii) the amount by which the total Commitments exceed the Revolving Credit Exposure; provided the amount creditable under clause (ii) hereof shall be subject to pro forma compliance with Section 6.11(b) (which pro forma calculation under Section 6.11(b) shall add as Indebtedness only the amount required to be credited under clause (ii) hereof in the calculation thereof).
“Loan Documents” means this Agreement, including without limitation, schedules and exhibits hereto) and any agreements entered into in connection therewith by the Borrower or any Loan Party with or in favor of the Administrative Agent and/or the Lenders, including any promissory note, the Guaranty, the Collateral Documents and amendments, modifications or supplements thereto or waivers thereof.
“Loan Parties” means the Borrower and each Guarantor.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its payment or other material obligations under this Agreement or any other Loan Documents to which it is a party, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and the other Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Issuing Banks or the Lenders under the Loan Documents; provided that, solely with respect to any representation and warranty required to be made (x) under Section 4.02(a) in respect of the representation and warranty set forth in Section 3.04(b) in connection with any Borrowing and any issuance, amendment, renewal or extension of a Letter of Credit or (y) under Section 4(a) of the First Amendment in respect of the representation and warranty set forth in Section 3.04(b), during the Suspension Period, events and circumstances related to, resulting from, or in connection with, the COVID-19 pandemic that are reasonably foreseeable based upon either (x) any written disclosure that has been provided by the Borrower to the Lenders on or prior to the First Amendment Effective Date (including, without limitation, the Lender Presentation, dated as of July 1, 2020, and the other projections, models and related assumptions posted to electronic data sites by the Administrative Agent in connection with the transactions contemplated by the First Amendment) or (y) disclosure set forth in the Borrower’s periodic and current reports and other filings made with the SEC on or prior to the First Amendment Effective Date, shall not constitute, result in or otherwise be deemed to have, a Material Adverse Effect.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000.
“Material Subsidiary” means (a) a Domestic Subsidiary of the Borrower that has total assets in excess of 10.0% of consolidated total assets of the Borrower and its Domestic Subsidiaries or contributed greater than 10.0% of the consolidated revenue of the Borrower and its Domestic Subsidiaries (based upon and as of the date of delivery of the most recent consolidated financial statements of the Borrower furnished pursuant to Section 3.04(a) or Section 5.01(a) or Section 5.01(b), as applicable); or (b) any Domestic Subsidiary that directly owns Equity Interests in any other Material Subsidiary; provided that the total assets or consolidated revenue of all the Domestic Subsidiaries that are not Material Subsidiaries shall not exceed 10% of the consolidated total assets or consolidated revenue, as the case may be, of the Borrower and its Domestic Subsidiaries (tested as of the last day of the Computation Period most recently ended prior to the date of delivery of the most recent consolidated financial statements of the Borrower furnished pursuant to Section 3.04(a) or Section 5.01(a) or Section 5.01(b), as applicable).
“Maturity Date” means the earlier of (a) May 14, 2024 and (b) 91 days prior to the scheduled maturity date of the Convertible Notes unless with respect to clause (b):
(i) prior to the date required in clause (b) of this definition, the Convertible Notes are redeemed in full or refinanced in full with indebtedness permitted under Section 6.01 with a scheduled maturity date not earlier than 91 days after the Maturity Date in clause (a) or
(ii) the Borrower maintains until redemption in full (in each case tested as of the last day of each calendar month) (x) Excess Liquidity in amount sufficient to effect a redemption in full of the Convertible Notes and (y) Unrestricted Cash in an amount such that, after giving effect to a redemption in full of the Convertible Notes, the Borrower would have Unrestricted Cash in excess of $250,000,000.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Income” means, for any period, the consolidated net income (or loss) determined for the Borrower and its Restricted Subsidiaries, on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries, and (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions.
“Net Proceeds” means, with respect to any Asset Sale Prepayment Event or Casualty Prepayment Event, (a) the gross cash proceeds received in respect of such event (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or earn-out obligations, if applicable, but excluding any interest payments), and with respect to any Casualty Prepayment Event, any cash insurance proceeds, eminent domain awards or condemnation awards in respect of such event, but only as and when received, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and search and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees or commissions) paid to third parties (other than Affiliates) in connection with such Prepayment Event, (ii) the amount of all payments (including principal, premium, penalty, interest or other amounts) required to be made as a result of such event to repay any Indebtedness (other than the Loans) secured by a Lien on such asset or otherwise subject to mandatory prepayment or redemption as a result of such event, (iii) (A) the amount of all taxes paid (or reasonably estimated to be payable) (including withholding taxes imposed on the repatriation of any such Net Proceeds) and (B) the amount of any reserves established in accordance with GAAP against any liabilities (other than any amounts deducted pursuant to clause (A) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Borrower or any of the Restricted Subsidiaries, including any pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Prepayment Event occurring on the date of such reduction; and (iv) in the case of any Asset Sale Prepayment Event or Casualty Prepayment Event by any non-Wholly Owned Restricted Subsidiary, the pro rata portion of the net cash proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly Owned Restricted Subsidiary as a result thereof and (v) any amounts funded into escrow established pursuant to the documents evidencing any such Asset Sale Prepayment Event to secure any indemnification obligations or adjustments to the purchase price associated with any such Asset Sale Prepayment Event until such amounts are released to the Borrower or a Restricted Subsidiary).
“New Term Facility” has the meaning assigned to such term in Section 2.24.
“New Term Loan” has the meaning assigned to such term in Section 2.24.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
“Non-Dollar LC” means a Letter of Credit issued in an Available Currency.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Restricted Subsidiaries to any of the Lenders, the Administrative Agent, any Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising primarily from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Overnight Bank Funding Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate), (b) with respect to any amount denominated in Australian Dollars, the Australian Bank Bill Swap Rate for an Interest Period of one month, and (c) with respect to any amount denominated in any other currency, the rate of interest per annum at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent or the applicable Issuing Lender (whichever is to be the recipient of the amount on which interest is being paid) in the applicable interbank market for such currency to major banks in such interbank market. The Overnight Bank Funding Rate for any day that is not a Business Day shall be the Overnight Bank Funding Rate for the preceding Business Day
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Participating Member State” means each state so described in any EMU Legislation.
“Parties” means the Borrower or any of its Affiliates.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisition” means any Acquisition by the Borrower or any Restricted Subsidiary in a transaction that satisfies each of the following requirements:
(a) the proposed Acquisition is not effected through a tender offer or similar solicitation that has not been approved prior to such acquisition by the board of directors (or similar governing body) of the Acquisition target;
(b) the business acquired in connection with such Acquisition is engaged in any line of business in which the Loan Parties are engaged on the Effective Date or any business activities or having personnel that are similar, related (to be construed broadly to include all forms of e-commerce, customer relationship management and technologies that complement these businesses), or otherwise complementary thereto;

(c) both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct in all material respects (except (i) any such representation or warranty which relates to a specified prior date, in which case such representation or warranty shall be true and correct in all material respects as of such prior date and (ii) that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) and no Default exists, will exist, or would result therefrom;
(d) if the Purchase Price for an Acquisition is $100,000,000 or more, not less than five Business Days prior to such Acquisition, or such shorter period as the Administrative Agent may consent to, the Borrower has provided the Administrative Agent (i) notice of such Acquisition and (ii) to the extent available, the Acquisition target’s historical financial statements;
(e) if such Acquisition is structured as a merger, then (i) if the Borrower is involved in such merger, the Borrower shall be the surviving entity; and (ii) if any other Loan Party is involved in such merger (and the foregoing clause (i) does not apply), a Loan Party shall be the surviving entity or the surviving entity shall, in connection with such merger, execute a counterpart to the Guaranty;
(f) except with respect to any individual Acquisition in which the Purchase Price is less than $125,000,000, the Borrower shall have delivered to the Administrative Agent, (i) at least 10 Business Days prior to such Acquisition, or such shorter period as the Administrative Agent may consent to, a notice of such Acquisition and (ii) at least two Business Days prior to such Acquisition (or such later date as the Administrative Agent may agree), a certificate of a Financial Officer of the Borrower demonstrating, to the satisfaction of the Administrative Agent, pro forma compliance with Section 6.11, both before and after (in each case looking back four complete fiscal quarters) giving effect to such Acquisition and giving effect to any Covenant Holiday then in effect or elected by the Borrower in connection with such Acquisition; and
(g) the Borrower shall be in compliance in all material respects with Section 5.09.
“Permitted Encumbrances” means:
(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b) other statutory Liens, including Liens of carriers, warehousemen, mechanics, materialmen, repairmen, workmen, suppliers and construction and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d) deposits to secure the performance of bids, trade contracts, government contracts, leases, statutory or regulatory obligations, surety and appeal bonds, performance and return of money bonds, utility payments and other obligations of a like nature, in each case in the ordinary course of business;
(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially adversely affect the use of such property for its present purposes;
(g)  Liens solely on cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for any acquisition or other transaction permitted hereunder;
(h) any interest or title of a lessor under any lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased;
(i) Liens with respect to leases, licenses, sublicenses or subleases granted to others that do not interfere in any material respect with the businesses of the Borrower or any of its Restricted Subsidiaries; and
(j) Liens arising from precautionary UCC financing statement filings regarding operating leases permitted hereunder;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Holders” means (i) Eric Lefkofsky, (ii) his spouse, (iii) any descendants of Eric Lefkofsky and (iv) any estate, trust, legal guardianship, custodianship, partnership, corporation, company, limited liability company, unincorporated association or other estate planning vehicle controlled by or of which substantially all of the beneficiaries are any of the foregoing or controlled by any of the foregoing.
“Permitted Investments” means:
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), Canada, Japan or any member of the European Union or any other government approved by the Administrative Agent (such approval not to be unreasonably withheld), in each case maturing within one year from the date of acquisition thereof;
(b) Investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c) Investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any office of any commercial bank organized under the laws of the U.S. or any State thereof or other jurisdictions approved by the Administrative Agent which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA.
“Pledged Stock” means the shares of capital stock and other Equity Interests owned by any Loan Party and listed on Exhibit E of the Security Agreement and any other Equity Interests obtained in the future by such Loan Party that are required to be pledged pursuant to Section 5.09 and the certificates representing all such Equity Interests.
“Prepayment Event” means either an Asset Sale Prepayment Event or a Casualty Prepayment Event, as applicable.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Projections” has the meaning assigned to such term in Section 5.01(e).
“Purchase Price” means the total consideration and other amounts payable in connection with any Permitted Acquisition, including, without limitation, any portion of the consideration payable in cash (net of any cash and cash equivalents acquired and retained by the Borrower or a Subsidiary in connection with such Permitted Acquisition) and all Indebtedness incurred or assumed in connection with such Permitted Acquisition.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Qualifying Bank” means a financial institution that is recognized as a bank by the banking laws in force in its country of incorporation and that exercises in such jurisdiction as its main purpose a true banking activity, having bank personnel, premises, communications devices of its own and the authority of decision-making in accordance with the explanatory notes of the Swiss Federal Tax Administration No. S-02.128 (1.2000), S-02.122.1 (4.1999) and S-02.123 (9.1986).

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Register” has the meaning assigned to such term in Section 9.04(b).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, managers, employees, agents, representatives and advisors of such Person and such Person’s Affiliates.
“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrower’s assets from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments and, if applicable, New Term Loans representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments and, if applicable, New Term Loans at such time; provided that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is a Defaulting Lender shall be disregarded.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the President, a Vice President, Secretary, Assistant Secretary or a Financial Officer of the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
“Revaluation Date” means:
(a) for purposes of determining whether there is availability for the Borrower to request, continue or convert any Loan, the date such Loan is to be made, continued or converted;
(b) for purposes of determining whether there is availability for the Borrower to request, extend or increase the face amount of any Letter of Credit, the date such Letter of Credit is to be issued, extended or increased;
(c) for purposes of determining (i) the amount of the unused portion of the Commitment under Section 2.12(a), and (ii) the letter of credit fee and the fronting fee under Section 2.12(b), each of (v) the date of an issuance, extension, expiration, termination or change in the face amount of a Non-Dollar LC, (w) the date of any payment by the Issuing Bank in respect of a drawing under a Non-Dollar

LC, (x) the last Business Day of each calendar month, (y) each day on which the Commitment is reduced and (z) the Maturity Date;
(d) for purposes of determining the amount of cash collateral required by any Person under this Agreement, each of (i) the date of the deposit of such cash collateral, (ii) the date of an extension, expiration, termination or change in the face amount of a Non-Dollar LC, (iii) the date of any payment by the Issuing Bank in respect of a drawing under a Non-Dollar LC, (iv) the last day of each calendar month and (v) any other date specified by the applicable Issuing Bank; and
(e) for purposes of determining the Revolving Credit Exposure under Section 2.26, the last Business Day of any calendar month or any other Business Day specified by the Administrative Agent or the Required Lenders.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Revolving Loan” means a Loan made pursuant to Section 2.03.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.10.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, the Swiss State Secretariat for Economic Affairs (“SECO”) or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Second Lien Indebtedness” means Indebtedness that (a) has no scheduled payments of principal prior to the date that is 91 days after the scheduled Maturity Date, other than customary prepayments, repurchases, redemptions, defeasances, acquisitions or satisfactions and discharges, or offers to prepay, reduce, redeem, repurchase, defease, acquire or satisfy and discharge, in each case upon, a change of control, asset sale event or casualty, eminent domain or condemnation event, or on account of the accumulation of excess cash flow and customary acceleration rights upon an event of default, (b) is not secured by any assets not constituting Collateral, (c) the Liens on such assets shall have a priority ranking that is expressly junior to the Liens securing the Secured Obligations, which Lien subordination shall be reflected in a customary intercreditor agreement in form and substance reasonably acceptable to the Borrower and the Administrative Agent, (d) is not guaranteed by any subsidiaries of the Borrower that do not guarantee the Secured Obligations and (e) except for any of the following that are applicable only to periods following the Maturity Date, the covenants, events of default, and other terms for such Indebtedness (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest rate margins, rate floors, fees, subject to clause (a) above, maturity, funding discounts, original issue discounts, currency denomination and optional redemption or prepayment terms and premiums), when taken as a whole, are either (A) reasonably satisfactory to the Administrative Agent or (B) not materially more restrictive on the Borrower and its Restricted Subsidiaries than the terms of this Agreement, when taken as a whole.
“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; provided, however, that the definition of “Secured Obligations” shall not create any Guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.
“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.
“Security Agreement” means that certain Second Amended and Restated Pledge and Security Agreement (including any and all supplements, amendments or other modifications thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, substantially in the form attached as Exhibit D, and any other pledge or security agreement entered into after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties.
“Senior Secured Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries other than unsecured Indebtedness.
“Solvent” means, when used with respect to the Borrower and its Restricted Subsidiaries (on a consolidated basis), that at the time of determination:
(i) the fair value of their consolidated assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of their consolidated liabilities, including without limitation contingent liabilities;
(ii) they are then able and presently have a reasonable basis to expect to be able to pay their consolidated debts as they become absolute and matured; and

(iii) they shall not have unreasonably small capital with which to carry on their business consistent with past practices as of the Effective Date.
With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which would reasonably be expected to become an actual or matured liability.
“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by JPMorgan as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (local time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower; provided that the term “Subsidiary” shall not include any subsidiary of the Borrower that is a subsidiary solely because it is a Variable Interest Entity.
“Suspension Period” means the period from the First Amendment Effective Date until the Suspension Period End Date.
“Suspension Period End Date” means the earlier of (a) June 30, 2021 and (b) the date specified by the Borrower as the “Suspension Period End Date” in an irrevocable certificate of the chief financial officer of the Borrower to the Administrative Agent.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Swap Agreement Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction .
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means JPMorgan, in its capacity as lender of Swingline Loans hereunder. Any consent required of the Administrative Agent or the Issuing Banks shall be deemed to be required of the Swingline Lender and any consent given by JPMorgan in its capacity as Administrative Agent or an Issuing Bank shall be deemed given by JPMorgan in its capacity as Swingline Lender as well.
“Swingline Loan” means a Loan made pursuant to Section 2.05.
“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent, in its reasonable discretion, to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the CDOR Rate, Canadian Prime or the Australian Bank Bill Swap Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests.
“Unrestricted Cash” means all cash and cash equivalents of the Borrower and its Restricted Subsidiaries at such time that are not subject to any pledge, Lien or control agreement (excluding Liens in favor of the Administrative Agent for the benefit of the Secured Parties and Liens permitted under clause (f) of Section 6.02 or clause (a) of the definition of “Permitted Encumbrances”). For the avoidance of doubt, the amount of cash and cash equivalents that shall cease to qualify as “Unrestricted Cash” shall not be more than the maximum amount of the obligations to which such Lien relates.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unrestricted Subsidiary” means at any time (a) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.12 subsequent to the Effective Date and (b) any Subsidiary of an Unrestricted Subsidiary.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S.” means the United States of America.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“Variable Interest Entity” means any corporation, partnership, limited partnership, limited liability company, limited liability partnership or other entity that is consolidated under GAAP because the Borrower or a Restricted Subsidiary is considered the primary beneficiary of such entity in accordance with GAAP. For the avoidance of doubt, Groupon Live, LLC shall constitute a Variable Interest Entity for the purposes of this definition.
“Warrant Transactions” means one or more call options referencing the Borrower’s capital stock written by the Borrower substantially contemporaneously with the purchase by the Borrower of Convertible Note Hedge Transactions and having an initial strike or exercise price (howsoever defined) greater than the strike or exercise price (howsoever defined) of such Convertible Note Hedge Transactions.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of a Person, all of the outstanding capital stock of which (other than (x) any director’s qualifying shares and (y) shares issued to other Persons to the extent required by applicable law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means each Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” and “¥” mean the lawful currency of Japan.
SECTION 1.02.  Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
SECTION 1.03.  Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.  Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein.
(b) Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Finance Lease Obligations,” any obligations relating to a lease that is accounted for by Borrower or any of its Subsidiaries as an operating lease in accordance with GAAP (as in effect on the Effective Date (including the adoption of Financial Accounting Standards Board Accounting Standards Codification 842) shall not constitute Indebtedness of Borrower or such Subsidiary and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance with the foregoing.
SECTION 1.05. Interest Rates; LIBOR Notification
. The interest rate on Eurocurrency Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.14(b) of this Agreement, such Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.14, in advance of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate”

or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.14(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
SECTION 1.06. Pro Forma Basis. All pro forma computations required to be made hereunder giving effect to any material disposition, Permitted Acquisition, designation or issuance, incurrence or assumption of Indebtedness shall be calculated after giving pro forma effect thereto immediately after giving effect to such Permitted Acquisition, material disposition, designation or issuance, incurrence or assumption of Indebtedness (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction had occurred on the first day of the Computation Period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement in connection with any Swap Agreement applicable to such Indebtedness).
SECTION 1.07. Rounding
. Any financial ratios required to be maintained by any Loan Party pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.08. Change of Currency.
(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Loan in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.
(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in writing to the Borrower to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in writing to the Borrower to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

SECTION 1.09. Additional Available Currencies. The Borrower may from time to time request that Eurocurrency Loans be made in a currency other than those specifically listed in the definition of “Available Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Eurocurrency Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders.  The Administrative Agent shall promptly notify each Lender thereof.  Each Lender shall, not later than five Business Days after receipt of such notice, advise the Administrative Agent in writing whether it consents, in its sole discretion, to the making of Eurocurrency Loans in such requested currency (and if a Lender fails to respond within such time period, such Lender shall be deemed to have refused to permit Eurocurrency Loans to be made in such requested currency).  If the Administrative Agent and all the Lenders consent to making Eurocurrency Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed to be an Available Currency hereunder for purposes of any Borrowings of Eurocurrency Loans.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the disposition of any request for an additional currency under this Section 1.09 and the Lenders of the disposition of any request for an additional currency under this Section 1.09.
SECTION 1.10. Allocation of Loans and Percentages at the Effective Time.
(a) The Borrower and each Lender agree that, effective at the Effective Time, (i) this Agreement shall amend and restate in its entirety the Existing Credit Agreement and (ii) the outstanding Loans thereunder (and the participations in Letters of Credit and Swingline Loans thereunder), shall be allocated among the Lenders in accordance with their respective Applicable Percentages.
(b) To facilitate the allocation described in clause (a), at the Effective Time, (i) all “Revolving Loans” under the Existing Credit Agreement (“Existing Loans”) shall be deemed to be Revolving Loans hereunder, (ii) each Lender which is a party to the Existing Credit Agreement (an “Existing Lender”) shall transfer to the Administrative Agent an amount equal to the excess, if any, of such Lender’s pro rata share (according to its Applicable Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time) over the amount of all of such Lender’s Existing Loans, (iii) each Lender which is not a party to the Existing Credit Agreement shall transfer to the Administrative Agent an amount equal to such Lender’s pro rata share (according to its Applicable Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time), (iv) the Administrative Agent shall apply the funds received from the Lenders pursuant to clauses (ii) and (iii), first, on behalf of the Lenders (pro rata according to the amount of the applicable Existing Loans each is required to purchase to achieve the allocation described in clause (a)), to purchase from each Existing Lender which has Existing Loans in excess of such Lender’s pro rata share (according to its Applicable Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time), a portion of such Existing Loans equal to such excess, second, to pay to each Existing Lender all interest, fees and other amounts (including amounts payable pursuant to Section 2.16 of the Existing Credit Agreement, assuming for such purpose that the Existing Loans were prepaid rather than allocated at the Effective Time) owed to such Existing Lender under the Existing Credit Agreement (whether or not otherwise then due) and, third, as the Borrower shall direct, and (v) all Revolving Loans shall commence new Interest Periods in accordance with elections made by the Borrower at least three Business Days prior to the date of the Effective Time pursuant to the procedures applicable to conversions and continuations set forth in Section 2.08 (all as if the Existing Loans were continued or converted at the Effective Time). To the extent the Borrower fails to make a timely election pursuant to clause (v) of the preceding sentence with respect to any Revolving Loans, such Loans shall be ABR Loans.
ARTICLE II

The Credits
SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans in Dollars or any Available Currency to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02.Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type and in the same currency made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans, Canadian Prime Rate Loans, CDOR Rate Loans, Australian Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Revolving Loans denominated in Dollars may be ABR Loans or Eurodollar Loans, Revolving Loans denominated in Canadian Dollars may be Canadian Prime Rate Loans or CDOR Rate Loans, Revolving Loans denominated in Australian Dollars shall be Australian Loans and Revolving Loans denominated in any other Available Currency shall be Eurocurrency Loans, as further provided herein. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.13, 2.14, 2.15, 2.16, 2.19 and 2.20 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c) At the commencement of each Interest Period for (i) any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of 1,000,000 units of the applicable currency and not less than the Dollar Equivalent of $1,000,000, (ii) any CDOR Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of Cdn. $1,000,000 and not less than Cdn. $1,000,000, (iii) any Australian Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of A$1,000,000 and not less than A$1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000 and at time that each Canadian Prime Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of Cdn. $100,000 and not less than Cdn. $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Fixed Rate Borrowings outstanding.
(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing or CDOR Rate Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03. Requests for Revolving Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request either in writing (delivered by hand or fax) by delivering a Borrowing Request signed by a Responsible Officer of the Borrower or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, (a) in the case of a Eurodollar Borrowing, not later than 3:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or such later date as the Administrative Agent may agree in the case of a Eurodollar Borrowing to be made on the Effective Date), (b) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing, (c) in the case of a Eurocurrency Borrowing in an Available Currency or an Australian Borrowing, not later than 3:00 p.m., New York City time four Business Days before the date of the proposed Borrowing, (d) in the case of a CDOR Rate Borrowing, not later than 3:00 p.m., New York City time two Business Days before the date of the proposed Borrowing and (e) in the case of an Canadian Prime Rate Borrowing, not later than 12:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
(i) the aggregate amount and the currency of the requested Borrowing;
(ii) the date of such Borrowing, which shall be a Business Day;
(iii) whether such Borrowing is to be an ABR Borrowing, a Canadian Prime Rate Borrowing or a Fixed Rate Borrowing;
(iv) in the case of a Fixed Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
SECTION 2.04. Effect of Incomplete Borrowing Notice. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing (i) if in Dollars, shall be an ABR Borrowing and if in Canadian Dollars, shall be a Canadian Prime Rate Borrowing. If no Interest Period is specified with respect to any requested Fixed Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion, make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000 (ii) the Swingline Lender’s Revolving Credit Exposure exceeding the amount of its Commitment, or (iii) the sum of the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by fax or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, not later than 3:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower to the extent the Swingline Lender elects to make such Swingline Loan, by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 5:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 11:00 a.m., New York time, on a Business Day no later than 4:00 p.m., New York time on such Business Day and if received after 11:00 a.m., New York time, “on a Business Day” shall mean no later than 9:00 a.m. New York time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this clause (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this clause (c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this clause (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this clause (c) and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this clause (c) shall not relieve the Borrower of any default in the payment thereof.
SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of bank guarantees or standby or commercial letters of credit hereunder (collectively with the Existing Letters of Credit, each a “Letter of Credit”) in Dollars and Available Currencies as the applicant thereof may request for the support of its or its Restricted Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Change in Law relating to any Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that a Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon any Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the applicable Issuing Bank applicable to bank guarantees and letters of credit generally. Notwithstanding the foregoing, neither Morgan Stanley Senior Funding, Inc. nor any of its Affiliates shall have any obligation to issue bank guarantees or commercial letters of credit under this Agreement.
(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit through Electronic System, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on the applicable Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed the Letter of Credit Sublimit, (ii) no Revolving Lender’s Revolving Credit Exposure shall exceed the amount of its Commitment and (iii) the sum of the total Revolving Credit Exposures shall not exceed the aggregate amount of the Commitments. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).
(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that (w) subject to the following clauses (x) and (y), any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods; (x) an Issuing Bank may, upon request by the Borrower and with the approval of the Administrative Agent, issue Letters of Credit that extend (or pursuant to the preceding clause (w) may extend) beyond the date referred to in clause (i) or (ii), as applicable, above (but not beyond the first anniversary of the Revolving Credit Maturity Date); and (iii) not later than the tenth Business Day prior to the scheduled Revolving Credit Maturity Date, the Borrower shall cash collateralize all LC Exposure arising under any Letter of Credit that expires after the scheduled Maturity Date.
(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in clause (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e) Reimbursement. If the applicable Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice;

provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in a Dollar Equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. In the case of a Non-Dollar LC, the Borrower shall reimburse such LC Disbursement in the currency of such Non-Dollar LC. If the Borrower fails to make such payment when due then (x) in the case of Non-Dollar LCs, such reimbursement obligation shall automatically be re-denominated into Dollars in the amount necessary to permit the Administrative Agent, in accordance with its normal banking procedures, to purchase on such date the amount of the Available Currency then due (determined by reference to the Spot Rate and including all transaction costs and expenses) to pay in full such reimbursement obligation in the Available Currency and (y) in the case of all Letters of Credit, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this clause (e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this clause (e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this clause (e) to reimburse an applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in clause (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by an applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g) Disbursement Procedures. Each applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h) Interim Interest. If an applicable Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to clause (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this clause (h) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to clause (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i) Replacement of an Issuing Bank.
(i) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of the applicable Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.
(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this clause (j), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 103% of the amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent a security interest in such account and all assets on deposit or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. For purposes of Non-Dollar LCs, such cash collateral shall be in the currency in which such Non-Dollar LCs are denominated; provided that if the applicable Issuing Lender agrees otherwise (such agreement not to be unreasonably withheld) such Person may deposit and maintain such cash collateral in Dollars, in which case such cash collateral shall be the Dollar Equivalent of such Non-Dollar LC.
(k) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(l) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit shall be the Dollar Equivalent of the stated amount of such Letter of Credit at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
(m) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Borrower maintained with the Administrative Agent in New York City or such other account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.08. nterest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Fixed Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Fixed Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election either in writing (delivered by hand or fax) by delivering an Interest Election Request signed by a Responsible Officer or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable.
(c) Each Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:
(i) the Borrowing and currency to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Canadian Prime Rate Borrowing or a Fixed Rate Borrowing; and
(iv) if the resulting Borrowing is a Fixed Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Fixed Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, (i) in the case of a Eurodollar Borrowing, at the end of such

Interest Period such Borrowing shall be converted to an ABR Borrowing and (ii) in any other case, at the end of such Interest Period such Borrowing shall be continued for a one-month Interest Period effective on the last day of such expiring Interest Period.
(f) If the Borrower fails to deliver a timely Interest Election Request with respect to an Australian Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued for a one-month Interest Period effective on the last day of such expiring Interest Period.
(g) If the Borrower fails to deliver a timely Interest Election Request with respect to a CDOR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Canadian Prime Rate Borrowing.
(h) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing in Dollars may be converted to or continued as a Eurodollar Borrowing, (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (iii) no outstanding Borrowing in Canadian Dollars may be converted to or continued as a CDOR Rate Borrowing, (iv) unless repaid, each Canadian Borrowing shall be converted to an Canadian Prime Rate Borrowing at the end of the Interest Period applicable thereto, (v) no Loans denominated in Australian Dollars may be continued, other than for an Interest Period of one month, and (d) no Loans denominated in any other Available Currency may be continued, other than for an Interest Period of one month.
(i) If (i) the Loans become due and payable pursuant to Article VII or (ii) an Event of Default has occurred and has been continuing for 30 consecutive days, then the Administrative Agent or the Required Lenders may require, by notice to the Borrower, that all outstanding Loans in Available Currencies be redenominated into Dollars in the amount of the Dollar Equivalent thereof on the last day of the then current Interest Period with respect thereto (unless repaid on or prior to such date).
SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is not less than $1,000,000 and integral multiples thereof and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the total Commitments.
(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under clause (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d) The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.11. Prepayment of Loans.
(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with clause (b) of this Section.
(b) In the event and on such occasion that the sum of the total Revolving Credit Exposure exceeds the total Commitments, the Borrower shall prepay the Revolving Loans and/or Swingline Loans (or, if no such Borrowings are outstanding, provide cash collateral in respect of any LC Exposure in accordance with Section 2.06(j)) in an amount equal to such excess.
(c) Solely during the Suspension Period, on each occasion that a Prepayment Event occurs, the Borrower shall, not later than 3 Business Days after the receipt of Net Proceeds from such

Prepayment Event, prepay (but without any corresponding reduction in Commitments) a principal amount of the Revolving Loans and/or Swingline Loans in an amount equal to the lesser of 100% of such Net Proceeds and the aggregate principal amount of such Loans then outstanding; provided, however, that no such pre-payment shall be required unless and until such time as the aggregate amount of Net Proceeds exceeds $15,000,000 in the aggregate for all such Prepayment Events in any fiscal year, at which time only the amount in excess of $15,000,000 shall be required to be used to so prepay.
(d) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, an Australian Borrowing or a CDOR Rate Borrowing not later than 3:00 p.m., New York City time, one Business Day before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, a Canadian Prime Rate or a Swingline Loan, not later than 3:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent a commitment fee for the account of each Revolving Lender, which shall accrue at the Applicable Rate on the daily amount of the undrawn portion of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). It is understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee.
(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Fixed Rate Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this clause (b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d) All fees payable hereunder shall be paid in Dollars and on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate as set forth in such definition corresponding to the “ABR Spread”.
(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate as set forth in such definition corresponding to the “Fixed Rate Spread”.
(c) The Loans comprising each Canadian Prime Rate Borrowing shall bear interest at Canadian Prime plus the Applicable Rate as set forth in such definition corresponding to the “Canadian Prime Spread”.
(d) The Loans comprising each CDOR Rate Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for Fixed Rate Loans.
(e) The Loans comprising each Australian Borrowing shall bear interest at the Australian Bank Bill Swap Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate as set forth in such definition corresponding to the “Fixed Rate Spread”.
(f) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in clauses (a) through (c) of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in clause (a) of this Section.
(g) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that

(i) interest accrued pursuant to clause (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan or CDOR Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(h) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) all computations of interest for Eurocurrency Loans denominated in British Pounds Sterling and for Loans denominated in Canadian Dollars or Australian Dollars shall be made on the basis of a year of 365 days and the actual number of days elapsed, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate, Australian Bank Bill Swap Rate, Canadian Prime and CDOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(i) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents ( and stated herein of therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of dates in the applicable calendar year and divided by 360 or such other period of time, respectively.
SECTION 2.14. Alternate Rate of Interest; Illegality.
(a) If prior to the commencement of any Interest Period for a Fixed Rate Borrowing:
(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (x) in the case of Eurocurrency Loans, CDOR Rate Loans or Australian Loans, that deposits in the Applicable Currency (in the applicable amounts) are not being offered to it in the relevant interbank market for such Interest Period or (y) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate, CDOR Rate or Australian Bank Bill Swap Rate, as applicable, for such Interest Period; or
(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate, the LIBO Rate, CDOR Rate or Australian Bank Bill Swap Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) no Lender shall be under any obligation to make Fixed Rate Loans in the applicable currency; (B) if the relevant Interest Period was for Eurodollar Loans (1) any Interest Election

Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (2) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; (C) if the relevant Interest Period was for CDOR Rate Loans (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a CDOR Rate Borrowing shall be ineffective and any such CDOR Rate Borrowing shall be repaid or converted into a Canadian Prime Rate Borrowing on the last day of the then current Interest Period applicable thereto, and (2) if any Borrowing Request requests a CDOR Rate Borrowing, such Borrowing shall be made as a Canadian Prime Rate Borrowing and; (D) if the relevant Interest Period was for Loans denominated in any currency other than Dollars or Canadian Dollars, then such Loans shall not be made or, if such Loans are outstanding, such Loans shall be prepaid on the day that would have been the first day of such Interest Period.
(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen with respect to Eurocurrency Loans and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) with respect to Eurocurrency Loans have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.13(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing and (C) if any Borrowing Request was for Eurocurrency Loans denominated in any currency other than Dollars, then such Loans shall not be made; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
(c) If any Lender determines that any Change in Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Fixed Rate Borrowing in a particular currency, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any applicable currency in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Fixed Rate Loans denominated in such currency or to convert ABR Borrowings to Eurodollar Borrowings or Canadian Prime Rate Borrowings to CDOR Rate Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower will upon demand from such Lender (with a copy to the Administrative Agent), (i) either prepay or convert all Eurodollar Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans, (ii) either prepay or convert all CDOR Rate Borrowings of such Lender to Canadian Prime Rate Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such CDOR Rate Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans or (iii) prepay all applicable Fixed Rate Borrowings in currencies other than Dollars or Canadian Dollars, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Fixed Rate Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower will also pay accrued interest on the amount so prepaid or converted.
SECTION 2.15. Increased Costs. (a) If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;
(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing

Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement the Commitments of or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in clause (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Fixed Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (e) the assignment of any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Fixed Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.17. Payments Free of Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, if any, Other Taxes.
(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d) Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or, if applicable, W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or, if applicable, W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) an executed IRS Form W-8ECI;
(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or, if applicable, W-8BEN-E; or
(4) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or, if applicable, W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the Swingline Lender and the term “applicable law” includes FATCA.
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder (a) in the case of principal and interest payments with respect to Loans denominated in an Available Currency, in the

Applicable Currency, and (b) in the case of any other amount, in Dollars or such other currency as shall be specified herein.
(b) All payments and any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower), or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent, the Swingline Lender and the Issuing Banks from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and to pay any amounts owing in respect of Swap Agreement Obligations and Banking Services Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, ratably, fifth, to pay an amount to the Administrative Agent equal to 103% of the aggregate LC Exposure, to be held as cash collateral for such Obligations, sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender from the Borrower or any other Loan Party, ratably and seventh, the balance after all of the Secured Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), to the Borrower or as otherwise required by law. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Fixed Rate Loan of a Class, except (i) on the expiration date of the Interest Period applicable thereto, or (ii) in the event, and only to the extent, that there are no outstanding ABR Loans or Canadian Prime Rate Loans of the same Class and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. After an Event of Default has occurred and is continuing, the Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
Notwithstanding the foregoing, Secured Obligations arising under Banking Services Obligations or Swap Agreement Obligations shall be excluded from the application described above and paid in clause sixth if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may have reasonably requested from the applicable provider of such Banking Services or Swap Agreements.
(c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents that are not paid when due, may be paid from the proceeds of Borrowings made hereunder, whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section. The Borrower hereby irrevocably authorizes the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees that is not paid when due hereunder or any other amount under the Loan Documents that is not paid when due and agrees that all such amounts charged shall constitute Loans (including Swingline Loans), and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03.

(d) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this clause (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
(g) The Administrative Agent may from time to time provide the Borrower with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.
SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment required pursuant to this clause (b) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.19(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02 or under any other Loan Document); provided~~,~~ that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(d) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;
(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(e) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the applicable Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower, the Swingline Lender and the applicable Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.21. Returned Payments. If, after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
SECTION 2.22. Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Article VIII, in which such Banking Services Obligations and/or Swap Agreement Obligations will be placed.
SECTION 2.23. Increase in Revolving Commitment.

(a) After Suspension Period End Date, the Borrower shall have the right to increase the Commitments (each such increase, an “Incremental Revolving Commitment”) by obtaining additional Commitments, either from one or more of the Lenders or another lending institution, provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, (ii) after giving effect thereto, the sum of the total of the additional Commitments (for all such requests, together with all requests for term loans pursuant to Section 2.24) does not exceed the sum of (x) $200,000,000 plus (y) an unlimited amount, so long as, in the case of this clause (y), after giving effect to the incurrence of such amount and the use of proceeds thereof (including giving pro forma effect to any acquisition or other transaction consummated in connection therewith and other appropriate pro forma adjustments), the pro forma Funded Indebtedness to EBITDA Ratio (assuming that the entire amount of such Incremental Revolving Commitment is funded), as determined on a pro forma basis for the most recently ended Computation Period for which the Administrative Agent has received financial statements pursuant to Section 5.01(a) or Section 5.01(b), as applicable, shall not exceed 1.25:1.00, (iii) the Administrative Agent, the Swingline Lender and Issuing Bank have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, (iv) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (v) the procedures described in this Section 2.23 have been satisfied. Nothing contained in this Section 2.23 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.
(b) Any amendment hereto for such an increase shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrower and each Lender being added or increasing their Commitment. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent (i) a certificate the Borrower signed by an authorized officer of the Borrower (A) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties (x) specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date or (y) are already qualified as to materiality or by reference to Material Adverse Effect, in which case they shall be true and correct in all respects), (2) no Default exists and (3) the Borrower is in compliance (on a pro forma basis and giving effect to clause (a)(ii)(y) above to the extent applicable) with the covenants contained in Section 6.11 and (ii) legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent.
(c) On the effective date of any such increase, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii)  the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Revolving Commitments (with such reborrowing to consist of the Types of

Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Fixed Rate Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise Schedule 2.01 to reflect such increase and shall distribute such revised Schedule 2.01 to each of the Lenders and the Borrower, whereupon such revised Schedule 2.01 shall replace the old Schedule 2.01 and become part of this Agreement.
SECTION 2.24. Request for New Term Facility.
(a) After the Suspension Period End Date, the Borrower shall have the right to add one or more new term loan facilities hereunder (each such facility, a “New Term Facility”) by obtaining commitments (the “New Term Commitments”), either from one or more of the Lenders or another lending institution (the “New Term Lenders”; and each new term loan to be made under a New Term Commitment, a “New Term Loan”), provided that (i) any such request shall be in a minimum amount of $25,000,000, (ii) after giving effect thereto, the sum of the total of the New Term Facilities (for all such requests, together with all requests for additional Commitments pursuant to Section 2.23) does not exceed the sum of (x) $200,000,000 plus (y) an unlimited amount, so long as, in the case of this clause (y), after giving effect to the incurrence of such amount and the use of proceeds thereof (including giving pro forma effect to any acquisition or other transaction consummated in connection therewith and other appropriate pro forma adjustments), the pro forma Funded Indebtedness to EBITDA Ratio, as determined on a pro forma basis for the most recently ended Computation Period for which the Administrative Agent has received financial statements pursuant to Section 5.01(a) or Section 5.01(b), as applicable, shall not exceed 1.25:1.00, (iii) the Administrative Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (iv) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (v) the procedures described in this Section 2.24 have been satisfied. Nothing contained in this Section 2.24 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to agree to a New Term Commitment hereunder at any time
(b) The Administrative Agent and the Borrower shall determine the effective date for each New Term Commitment pursuant to this Section (each, a “New Term Loan Effective Date”) and, if applicable, the final allocation of such New Term Commitment among the Persons providing the commitments thereunder.
(c) In order to effect each New Term Commitment, the Borrower, the applicable New Term Lender(s) and the Administrative Agent (but no other Lenders or Persons) shall enter into one or more joinder agreements, each in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which the applicable New Term Lender(s) will provide such New Term Commitment.
(d) All New Term Loans will rank pari passu in right of payment with all other Loans. The terms and provisions applicable to the New Term Loans and the New Term Commitments shall be as set forth in this Section; provided that (i) the final maturity, amortization schedule and interest rate applicable to the New Term Loans shall be as agreed between the applicable New Term Lender(s) and the Borrower and set forth in the applicable joinder agreement(s); and (ii) the applicable maturity date of such New Term Loan shall be no shorter than the Maturity Date.
(e) Notwithstanding anything herein to the contrary, this Agreement and the other Loan Documents may be amended to effect such changes as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section (including, as to any New Term Facility, with respect to the final maturity and amortization schedule thereof, the interest rate thereon and the treatment thereof for purposes of prepayments and voting), which amendment (which may be incorporated into the applicable joinder agreement(s)) shall be executed by the Borrower, the Administrative Agent and the applicable New Term Lender(s) (but not any other Lenders). As a condition precedent to any New Term Loans, the Borrower shall deliver to the Administrative Agent (i) a certificate of each Loan Party signed by an authorized officer of the Borrower (A) certifying and attaching the resolutions adopted by the Borrower approving or consenting to the New Term Facility, and (B) certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties (x) specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date or (y) are already qualified as to materiality or by reference to Material Adverse Effect, in which case they shall be true and correct in all respects), (2) no Default exists and (3) the Borrower is in compliance (on a pro forma basis and giving effect to clause (a)(ii)(y) above to the extent applicable) with the covenants contained in Section 6.11 and (ii) legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent.
(f) On each New Term Effective Date, each New Term Lender with a New Term Commitment shall make a New Term Loan to the Borrower in the amount of such commitment pursuant to this Section and otherwise in accordance with this Agreement and the applicable joinder agreement. Within a reasonable time after such New Term Loan Effective Date, the Administrative Agent shall provide notice thereof to the Borrower and the Lenders.
SECTION 2.25. Exchange Rates. The Administrative Agent or the Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts Loans and Non-Dollar LCs. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.
SECTION 2.26. Currency Exchange Fluctuations. If on any Revaluation Date the Administrative Agent shall have determined that the then outstanding Dollar Equivalent principal amount of the total Revolving Credit Exposures exceeds the total Commitment due to a change in applicable rates of exchange between Dollars, on the one hand, and any Available Currency, on the other hand, then the Administrative Agent may (or, at the request of the Required Lenders, shall) give notice to the Borrower that a prepayment is required under this Section 2.26, the Borrower shall make prepayments of Revolving Loans or cash collateralize Letters of Credit such that, after giving effect to such prepayment, the total Revolving Credit Exposures will not exceed the total Commitment.
ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:
SECTION 3.01. Organization; Powers. Each of the Borrower and its Restricted Subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted. Each of the Borrower, the other Loan Parties and (except as would not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate) each of the Borrower’s other Restricted Subsidiaries is in good standing in the jurisdiction of its organization. Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and its Restricted Subsidiaries is qualified to do business in, and is in good standing in, every other jurisdiction where such qualification is required.
SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Collateral Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries except Liens created pursuant to the Loan Documents.
SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its annual report on Form 10-K, which contains the Borrower’s consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2018 reported on by Deloitte and Touche LLP, independent public accountants, and (ii) its quarterly report on Form 10-Q, which contains the Borrower’s consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2019, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b) No event or circumstance shall have occurred since December 31, 2018 that, individually or in the aggregate, constitutes or would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05. Properties. (a) As of the First Amendment Effective Date, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by any Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, except (other than with respect to any lease or sublease relating to (i) the Borrower’s headquarters or (ii) the U.S. data center in Santa Clara, California where the websites of the Borrower and its Subsidiaries are hosted) where the failure to be valid, enforceable and in full force and effect would not reasonably be expected to result in a Material Adverse Effect. No material default by any Loan Party exists under any lease or sublease relating to (i) the Borrower’s headquarters or (ii) the U.S. data center in Santa Clara, California where the websites of the Borrower and its Subsidiaries are hosted and no default by any Loan Party exists with respect to any other lease or sublease that would reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties and each of its Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their current uses, free of all Liens other than those permitted by Section 6.02.
(b) Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.
(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08. Investment Company Status. Neither the Borrower nor any of its Restricted Subsidiaries is required to register as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Federal and state income tax returns, and all other material state, provincial and local tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $40,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $40,000,000 the fair market value of the assets of all such underfunded Plans.
SECTION 3.11. Disclosure.
(a) As of the Effective Date and except as disclosed in the Borrower’s Form 10-K filed with the SEC for the annual period ending December 31, 2018 and Form 10-Q filed with the SEC for the quarterly period ending March 31, 2019, the Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by the Loan Parties to the Administrative Agent or any Lender for use in connection with the negotiation of any of the Loan Documents or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains as of the date of such report, statement, certificate, information or Information Memorandum any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information or other forward-looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions and estimates believed to be reasonable at the time, it being recognized by the Administrative Agent and the Lenders that such projections or other forward-looking information as they relate to future events are subject to significant uncertainties, many of which are beyond the control of the Borrower and not to be viewed as fact and that actual results during the period or periods covered by such projections or other forward-looking information may differ from the projected results set forth therein by a material amount.
(b) As of the First Amendment Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the First Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.
SECTION 3.12. Insurance. Schedule 3.12 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the First Amendment Effective Date. As of the First Amendment

Effective Date, the properties of the Borrower and its Restricted Subsidiaries are insured by insurance maintained by or on behalf of the Loan Parties and their Restricted Subsidiaries in an amount believed in good faith by the Borrower to be adequate and customary for companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 3.13. Capitalization and Subsidiaries. Schedule 3.13 sets forth as of the First Amendment Effective Date, with respect to the Borrower and each Subsidiary (a) a correct and complete list of its name and relationship to the Borrower of each Subsidiary, and (b) the type of entity, its jurisdiction of organization and the percentage of its capital stock or other ownership interests owned by Borrower or other Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.
SECTION 3.14. Security Interest in Collateral. The Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Security Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with properly completed and signed stock powers or endorsements), and in the case of the other Collateral described in the Security Agreement, when financing statements and other filings specified in Schedule 3.14 in appropriate form are filed in the offices specified on Schedule 3.14 together with payment of any filing or recordation fees, or, with respect to after-acquired property, when the requirements set forth in Section 5.09 have been complied with, the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof (except for registration of and application for intellectual property filed outside the United States) to the extent such Lien can be perfected by the filing of financing statements under the applicable UCC, as security for the Secured Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.02, and in the case of Collateral constituting Pledged Stock, inchoate Liens arising by operation of law), in each case, to the extent required by the Security Agreement.
SECTION 3.15. Federal Reserve Regulations. No part of the proceeds of any Loan or Letter of Credit has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
SECTION 3.16. No Burdensome Restrictions. No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.08.
SECTION 3.17. Anti-Corruption and Anti-Money Laundering Laws; and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Restricted Subsidiaries and their respective directors and officers and to the knowledge of the Borrower, their respective employees and agents, are in compliance with Anti-Corruption Laws, applicable anti-money laundering Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors or officers or (b) to the knowledge of the Borrower, any agent or employee of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of

Credit, use of proceeds or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws, applicable anti-money laundering Laws or applicable Sanctions.
SECTION 3.18. Solvency. As of the Effective Date, after giving effect to (i) the transactions contemplated by this Agreement and the other Loan Documents, and (ii) the payment and accrual of all transaction costs with respect to the foregoing, Borrower and its Restricted Subsidiaries taken as a whole are Solvent.
SECTION 3.19. Labor Matters. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate would reasonably be expected to have a Material Adverse Effect.
SECTION 3.20.Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
ARTICLE IV

Conditions
SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on (and at the time at (the “Effective Time”)) which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a) The Administrative Agent (or its counsel) shall have received (i) a counterpart of this Agreement signed on behalf of each party hereto, (ii) duly executed copies of the other Loan Documents (including the Guaranty and the Security Agreement) and such other certificates, documents, instruments and agreements as the Required Lenders shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to each such requesting Lender.
(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Winston & Strawn LLP, counsel for the Borrower, covering the Loan Documents and such other matters relating to the Loan Parties or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(c) The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Responsible Officer, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(d) The Administrative Agent shall have received certified copies of all documents evidencing any necessary consents and governmental approvals (if any) required for the execution, delivery and performance by each Loan Party of the documents referred to in this Section 4.01.
(e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer, confirming compliance with the conditions set forth in clauses (a) and (b) of Section 4.02.
(f) The Administrative Agent shall have received the results of a recent lien search in the jurisdiction of organization of each Loan Party and each jurisdiction where assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agent.
(g) The Administrative Agent shall have received (i) the certificates representing any certificated Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(h) Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, shall be in proper form for filing, registration or recordation.
(i) The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.05 of this Agreement.
(j) The Lenders shall have received (i) the Borrower’s annual reports on Form 10-K for the fiscal years ended December 31, 2017 and 2018, (ii) the Borrower’s quarterly report filed on Form 10-Q, which contains the Borrower’s unaudited interim consolidated financial statements for the fiscal quarter ended March 31, 2019, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the audited, consolidated financial statements described in clause (i) of this paragraph and (iii) satisfactory Projections of the Borrower through fiscal year 2023.
(k) (i)The Administrative Agent shall have received, (x) at least five days prior to the Effective Date (or such shorter period as may be agreed by the Administrative Agent) all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Borrower at least 10 days prior to the Effective Date, and (y) a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party, and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Borrower at least five days prior to the Effective

Date (or such shorter period as may be agreed by the Administrative Agent), a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(l) The Administrative Agent shall have received such other documents as the Administrative Agent, any Issuing Bank, any Lender or their respective counsel may have reasonably requested.
(m) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the applicable Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).
(b) Before and after giving effect to such Borrowing, or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a) and (b) of this Section.
ARTICLE V

Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (unless the LC Exposure related thereto has been cash collateralized or a back-up standby Letter of Credit satisfactory to the Administrative Agent and the applicable Issuing Bank is in place), in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01. Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 70 days after the end of each fiscal year of the Borrower (or such later date as may be permitted by the SEC for the filing of its Annual Report on Form 10-K with the SEC), its audited consolidated (and if, during such year, the Borrower had any Unrestricted Subsidiaries, unaudited consolidating financial statements of the Restricted Subsidiaries, taken as a whole) balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year. The consolidated financial statements shall be reported on by Deloitte and Touche LLP, or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such audited consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP consistently applied;
(b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or such later date as may be permitted by the SEC for the filing of its Quarterly Report on Form 10-Q with the SEC), its unaudited consolidated (and if, during such quarter, the Borrower had any Unrestricted Subsidiaries, consolidating balance sheet and income statement of the Restricted Subsidiaries, taken as a whole, within 75 days after the end of such quarter) balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c) during the Suspension Period, within 30 days after the end of each calendar month of the Borrower (other than a calendar month that is also a fiscal quarter or fiscal year end), its unaudited consolidated (and if, during such month, the Borrower had any Unrestricted Subsidiaries, consolidating balance sheet and income statement of the Restricted Subsidiaries, taken as a whole) balance sheet and related statements of operations and cash flows as of the end of and for such month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to audit adjustments, changes related to or resulting from customary quarterly closing adjustments and the absence of footnotes;
(d) concurrently with any delivery of financial statements under clause (a), (b) or, in the case of clauses (i) and (ii) below, (c) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the then applicable provisions of Section 6.11 and, to the extent applicable, the definition of “Maturity Date” and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e) as soon as available, but in any event no later than 60 days after the end of each fiscal year of the Borrower (or such later date as the Administrative Agent may agree), a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of the Borrower and its Restricted Subsidiaries for each quarter of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;
(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and
(g) promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Sections 5.01(a), 5.01(b) and 5.01(g) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System. Upon the request of the Administrative Agent, the Borrower shall provide paper copies of the compliance certificates required by Section 5.01(d) to the Administrative Agent.
SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a) the occurrence of any Default;
(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that would reasonably be expected to result in a Material Adverse Effect;
(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Restricted Subsidiaries in an aggregate amount exceeding $10,000,000; and
(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(e) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any disposition, merger, consolidation, liquidation or dissolution permitted under Sections 6.03 or 6.09.
SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay or discharge all Material Indebtedness and all material Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, but no less frequently than annually, information in reasonable detail as to the insurance so maintained.
SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that so long as no Event of Default has occurred and is continuing, (a) such inspections shall be coordinated through the Administrative Agent so that not more than two such inspections described in this Section 5.06 shall occur in any fiscal year and (b) the Borrower shall have no obligation to reimburse the Administrative Agent for the costs or expenses of more than one such inspection described in this Section 5.06 in any fiscal year.
SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, Environmental Laws), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable anti-money laundering Laws and applicable Sanctions.
SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only to refinance Borrower’s Indebtedness under the Existing Credit Agreement and for the general corporate purposes (including share repurchases, redemption of the Convertible Notes and Permitted Acquisitions) of the Borrower and its Restricted Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only in support of the foregoing purposes.
SECTION 5.09. Additional Collateral; Further Assurances.
(a) No later than 30 days after the formation or acquisition thereof, subject to applicable law, the Borrower will cause each of its Material Subsidiaries formed or acquired after the date of this Agreement to become a Guarantor by executing a joinder agreement to each applicable Loan Document, including the Guaranty and the Security Agreement and upon execution and delivery thereof, each such Person (i) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, to the extent required under the Security Agreement; provided that (i) to the extent requested by the Administrative Agent (on behalf of itself or any Lender) in writing, such Material Subsidiary shall have delivered all documents and information that the Administrative Agent (on behalf of itself or such Lender) reasonably determines is required by U.S. regulatory authorities under applicable “know-your-customer” rules and regulations and anti-money laundering rules and regulations with respect to the proposed Guarantor; provided further that, (i) the 30-day period described above shall not begin until the last such request is received from the Administrative Agent, (ii) such Material Subsidiary shall not become a Loan party hereunder if the Administrative Agent reasonably determines that the addition of such entity would either violate any applicable law or have any material adverse effect on the Lenders and (iii) no Default or Event of Default shall occur for failure to comply with this Section 5.09(a) if the Administrative Agent determines in the foregoing clause (ii) not to add a Material Subsidiaries as a Guarantor for any reason.
(b) Notwithstanding the foregoing or anything to the contrary in any Loan Document, (i) no Foreign Subsidiary shall be required to issue any guaranty or grant a security interest in any collateral and (ii) no Loan Party shall be required to pledge more than 65% of the voting stock (within the meaning of Section 1.956-2(c)(2) of the United States Treasury Regulations) of any Foreign Subsidiary (other than GI Luxembourg S.à r.l.).
(c) Without limiting the foregoing, the Borrower will, and will cause each other Loan Party to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrower.
(d) (d) Borrower shall cause all material intellectual property acquired after the First Amendment Effective Date that is owned by Groupon International Limited to be properly recorded by Groupon International Limited as record owner and subject to a first priority perfected security interest under Irish law in favor of Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties.

ARTICLE VI

Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (unless the LC Exposure related thereto has been cash collateralized or a back-up standby letter of credit satisfactory to the Administrative Agent and the applicable Issuing Bank is in place), in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a) the Secured Obligations;
(b) Indebtedness existing on the First Amendment Effective Date and set forth in Schedule 6.01 and extensions, refinancing, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
(c) after Suspension Period End Date, Indebtedness in the form of earn-out obligations that are due and payable (or are reasonably expected to become due and payable within 12 months of such date of determination); provided that such Indebtedness does not exceed the greater of (x) $50,000,000 and (y) 3.0% of Consolidated Total Assets at any time outstanding;
(d) Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that (i) Indebtedness of any Restricted Subsidiary that is not a Loan Party to the Borrower or any other Loan Party shall be permitted under this clause (d) to the extent permitted under Section 6.04 and (ii) Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;
(e) Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by the Borrower or any other Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be permitted under this clause (e) to the extent permitted under Section 6.04 and (iii) to the extent that the Indebtedness so Guaranteed is subordinated, Guarantees permitted under this clause (e) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;
(f) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Finance Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed (x) during the Suspension Period, $15,000,000 at any time outstanding and (y) after Suspension Period End Date, the greater of (A) $100,000,000 and (B) 6.0% of Consolidated Total Assets at any time outstanding;
(g) Indebtedness of the Borrower or any Restricted Subsidiary as an account party in respect of trade letters of credit;
(h) Indebtedness of the Borrower or any Restricted Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
(i) Indebtedness of the Borrower or any of its Restricted Subsidiaries in respect of workers’ compensation claims, self-insurance obligations, customs, performance, bid and surety bonds and completion guaranties, in each case in the ordinary course of business;
(j) letters of credit and bank guaranties issued for the account of the Borrower or any of its Restricted Subsidiaries, so long as the sum of (i) the aggregate undrawn face amount thereof and (ii) any unreimbursed obligations in respect thereof shall not exceed (x) during the Suspension Period, $5,000,000 at any time outstanding and (y) after Suspension Period End Date, $25,000,000 at any time outstanding;
(k) Swap Agreement Obligations of the Borrower or any of its Restricted Subsidiaries permitted under Section 6.05;
(l) Indebtedness under any cash pooling arrangement of Borrower and any of its Restricted Subsidiaries (including without limitation, any guarantee by Borrower or any of its Restricted Subsidiaries in respect of the obligations under any such arrangement);
(m) Indebtedness (including Guarantees) of the Borrower and the Restricted Subsidiaries (i) during the Suspension Period, in an aggregate principal amount not to exceed $5,000,000 and (ii) after Suspension Period End Date, in unlimited amounts so long as, both before and immediately after giving effect to the incurrence of such Indebtedness, the Borrower is in pro forma compliance with the Funded Indebtedness to EBITDA Ratio; provided that, notwithstanding the foregoing clause (ii), the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Loan Parties incurred in reliance on this clause (m) shall not at any time exceed the greater of (i) $100,000,000 and (ii) 6.0% of Consolidated Total Assets;
(n) during the Suspension Period, Second Lien Indebtedness and additional unsecured Indebtedness (in each case, including Guarantees in respect thereof) of the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $200,000,000 at any time outstanding.
SECTION 6.02. Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a) Liens created pursuant to any Loan Document;
(b) Permitted Encumbrances;

(c) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the First Amendment Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary (including for the avoidance of doubt in respect of Finance Lease Obligations); provided that (i) such security interests secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary;
(f) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Borrower or any other Loan Party, in each case granted in the ordinary course of business or arising by operation of law in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks; provided that such deposit accounts and the funds on deposit therein are not established or deposited for the purpose of providing collateral for any Indebtedness;
(g) Liens arising out of Sale and Leaseback Transactions permitted by Section 6.10;
(h) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Restricted Subsidiary;
(i) Liens on cash collateral posted in respect of letters of credit and bank guarantees permitted under Section 6.01(j) so long as (i) such Liens only secure obligations under such letters of credit and bank guarantees and (ii) the amount of cash on which Liens may be granted pursuant to this clause (i) shall not exceed 105% of the aggregate amount of Indebtedness secured by such Liens;
(j) Liens arising in the ordinary course of business with respect to deposit accounts relating to any cash pooling arrangement permitted under Section 6.01(l);
(k) (i) during the Suspension Period, Liens securing Indebtedness that is permitted by Section 6.01(m)(i) and (n) and (ii) after the Suspension Period, Liens securing obligations at no time exceeding 5.0% of Consolidated Total Assets in aggregate principal amount; provided that, if during the Suspension Period, any secured Indebtedness is incurred under either Section 6.01(m)(i) or (n), the Liens securing such Indebtedness shall be permitted under this section 6.02(k)(ii), notwithstanding that the aggregate principal amount thereof may then exceed 5.0% of Consolidated Total Assets (provided that, for the avoidance of doubt, in no event shall the aggregate principal amount of Indebtedness permitted to be secured under this clause (ii) exceed the greater of (x) the amount of Indebtedness outstanding under Section 6.01(n) on the Suspension Period End Date and (y) 5.0% of Consolidated Total Assets); and
(l) transfers of accounts receivables (and rights in respect thereof) permitted under Section 6.09(g).
SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) and whether effected pursuant to a Division or otherwise, all or substantially all of its assets, or all or substantially all of the stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Person may merge with or into any Restricted Subsidiary in a transaction in which the surviving entity is or promptly becomes a Restricted Subsidiary (and if either such Restricted Subsidiary is a Guarantor, then the surviving entity shall also be or promptly become a Guarantor), (iii) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Restricted Subsidiary, (iv) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) any Permitted Acquisition otherwise permitted pursuant to Section 6.04 may be completed and (vi) any disposition of assets otherwise permitted under Section 6.09 may be completed.
(b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate a Division as the Dividing Person; provided, that any Restricted Subsidiary that is a limited liability company may consummate a Division as the Dividing Person if, immediately following such Division, the assets of such Dividing Person are held by one or more Restricted Subsidiaries and provided, further that, if any Loan Party that is a limited liability company consummates a Division, each Division Successor shall be required to comply with the obligations set forth in Section 5.09 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party to the extent required under this Agreement and the other Loan Documents.
(c) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type or having personnel that are related, similar or otherwise complementary to the businesses conducted by the Borrower and its Restricted Subsidiaries on the date of execution of this Agreement (including all forms of e-commerce, customer relationship management and technologies that complement these businesses).
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any Investment, except:
(a) Permitted Investments;

(b) after the Suspension Period End Date, Permitted Acquisitions;
(c) Investments (i) by the Borrower and the Restricted Subsidiaries in Equity Interests in their respective Restricted Subsidiaries or (ii) constituting a contribution of Equity Interests of a Foreign Subsidiary to a Foreign Subsidiary, provided that any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to in Section 5.09);
(d) loans or advances made by the Borrower to any Restricted Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary;
(e) loans or advances made by any Loan Party to any Restricted Subsidiary and made by any Restricted Subsidiary to a Loan Party or any other Restricted Subsidiary, provided that any such loans and advances made by a Loan Party shall be pledged pursuant to the Security Agreement;
(f) Guarantees constituting Indebtedness permitted by Section 6.01;
(g) loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business for travel and entertainment expenses, relocation costs and similar purposes up to a maximum aggregate outstanding amount at any one time of (i) during the Suspension Period, $1,000,000 and (ii) after the Suspension Period End Date, $3,000,000;
(h) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Restricted Subsidiaries (including in connection with a Permitted Acquisition), so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such merger;
(i) extensions of trade credit in the ordinary course of business and consistent with past practices;
(j) prepaid expenses and lease, utility, workers, compensation, performance and other similar deposits made in the ordinary course of business and consistent with past practices;
(k) Investments (including debt obligations) received by the Borrower or any Restricted Subsidiary in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlements of delinquent obligations of, and other disputes with, customers and suppliers arising in of the ordinary course of business;
(l) Investments in existence on the First Amendment Effective Date and listed on Schedule 6.04;
(m) Investments made after the Effective Date in an aggregate amount not exceeding (i) during the Suspension Period, $15,000,000 and (ii) after the Suspension Period End Date, the greater of (x) $25,000,000 and (y) 1.5% of Consolidated Total Assets at any time outstanding;
(n) Investments made in connection with any sale, transfer, lease or other disposition permitted under Section 6.09; and

(o) After the Suspension Period End Date, Investments (other than Acquisitions) made when the Funded Indebtedness to EBITDA Ratio, calculated on a pro forma basis, is less than 2.5 to 1.0.
Notwithstanding the foregoing, the aggregate amount of all Investments in, loans and advances to and Guarantees in respect of the obligations of Restricted Subsidiaries that are not Loan Parties made by Loan Parties shall not exceed (i) during the Suspension Period, $15,000,000 and (ii) after Suspension Period End Date, if the Funded Indebtedness to EBITDA Ratio is 2.5 to 1.0 or more at any time, the greater of (x) $50,000,000 and (y) 3.0% of Consolidated Total Assets in the aggregate during such time; provided that for purposes of this clause (ii), if the Funded Indebtedness to EBITDA Ratio is 2.5 to 1.0 or more at the time of any such proposed Investment, loan advance or Guaranty, any Investment, loan, advance or Guaranty made during the time the Funded Indebtedness to EBITDA Ratio was below 2.5 to 1.0 shall be deemed to be permitted under Section 6.04(o) and if the Funded Indebtedness to EBITDA Ratio is below 2.5 to 1.0 at any time, any prior Investment, loan, advance or Guaranty while the Funded Indebtedness to EBITDA Ratio was above 2.5 to 1.0 shall be disregarded for purposes of the calculations made thereafter under this sentence.
SECTION 6.05. Swap Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure, (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary, (c) Capped-Call Transactions, (d) Convertible Note Hedge Transactions and (e) Warrant Transactions.
SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except
(a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock;
(b) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;
(c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $1,000,000 per year; provided however, that notwithstanding the foregoing, the Borrower may make Restricted Payments in an amount equal to withholding or similar taxes payable or expected to be payable in connection with the exercise or vesting of Equity Interests or other equity awards or any repurchases, redemptions, acquisitions, retirements or withholdings of Equity Interests in connection with any exercise of Equity Interests or other equity options or warrants or the vesting of Equity Interests or other equity awards if such Equity Interests represent all or a portion of the exercise price of, or withholding obligation with respect to, such options or, warrants or other Equity Interests or equity awards;
(d) after the Suspension Period End Date, so long as no Default shall be continuing or result therefrom the Borrower may make additional Restricted Payments either (i) on an unlimited basis, if at the time of making such Restricted Payment the Funded Indebtedness to EBITDA Ratio, calculated on a pro forma basis, is less than 2.25 to 1.00, (ii) in an aggregate amount not to exceed in any fiscal year, the greater of (x) $50,000,000 and (y) 3.0% of Consolidated Total Assets, if at the time of making such Restricted Payment the Funded Indebtedness to EBITDA Ratio, calculated on a pro forma basis, is 2.25 to 1.0 or more but less than 2.5 to 1.0 or (iii) in an aggregate amount not to exceed in any fiscal year, the greater of (x) $25,000,000 and (y) 1.5% of Consolidated Total Assets, if at the time of making such Restricted Payment the Funded Indebtedness to EBITDA Ratio, calculated on a pro forma basis, is 2.5 to 1.0 or more.
SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Restricted Subsidiaries (it being understood that to the extent any such transaction involves an Affiliate, such portion of the transaction shall be subject to this Section 6.07), (c) any Restricted Payment permitted by Section 6.06 and (d) any transactions permitted pursuant to Section 6.03.
SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Loan Party; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or the other Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to any sale, transfer, lease or other disposition permitted under Section 6.09 pending such sale, transfer, lease or other disposition, provided that such restrictions and conditions apply only to such asset or Equity Interest subject of such sale, transfer, lease or disposition, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) the foregoing shall not apply to customary restrictions on transfer of any asset in any agreements governing any purchase money Liens or Finance Lease Obligations otherwise permitted hereunder to the extent such restrictions only restrict the transfer of the property subject to such agreement and (vii) the foregoing shall not apply to (x) in the case of any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interest in such Restricted Subsidiary or (y) licenses or sublicenses by the Borrower and its Restricted Subsidiaries of intellectual property in the ordinary course of business and consistent with past practices.
SECTION 6.09. Asset Sales. The Borrower will not, nor will it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary in compliance with Section 6.04), except:
(a) sales, transfers and dispositions of (i) inventory, (ii) cash or cash equivalents and (iii) used, obsolete, worn out or surplus equipment or property, in each case in the ordinary course of business;
(b) sales, transfers and dispositions of assets to the Borrower or any Restricted Subsidiary, provided that any such sales, transfers or dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.07;
(c) sales, transfers and dispositions of Accounts (excluding sales or dispositions in a factoring arrangement) in connection with the compromise, settlement or collection thereof;
(d) sales, transfers and dispositions of Permitted Investments;
(e) (i) Sale and Leaseback transactions permitted by Section 6.10 and (ii) sales, dispositions, transfers, leases or other dispositions permitted under Section 6.03;
(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary;
(g) transfers of accounts receivable (and rights ancillary thereto) pursuant to, and in accordance with the terms of, factoring agreements related to factoring programs in Brazil in an aggregate amount not to exceed $35,000,000; and
(h) sales, transfers and other dispositions of assets that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (h) does not exceed (x) during the twelve-month period ending with the month in which any such sale, transfer or other disposition occurs, 12.5% of Consolidated Total Assets and (y) 25% of Consolidated Total Assets after the Effective Date;
provided that all sales, transfers, leases and other dispositions permitted under this Section 6.09 (other than those permitted by clauses (b), (d) and (f) above) shall be made for fair value.
SECTION 6.10. Sale and Leaseback Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), other than transactions where any related sale of assets is permitted under Section 6.09, any related Indebtedness is permitted under Section 6.01 and any Lien in connection therewith is permitted by Section 6.02.
SECTION 6.11. Financial Covenants.

(a) Fixed Charge Coverage Ratio. Commencing with the earlier of the first fiscal quarter ending after the Suspension Period End Date and June 30, 2021, the Borrower will not permit the Fixed Charge Coverage Ratio, for any Computation Period, to be less than. 1.75 to 1.00
(b) Funded Indebtedness to EBITDA Ratio. Commencing with the earlier of the first fiscal quarter ending after the Suspension Period End Date and June 30, 2021, the Borrower will not permit the Funded Indebtedness to EBITDA Ratio, for any Computation Period to be greater than 3.25 to 1.00; provided that, if the Borrower or any Restricted Subsidiary shall have consummated a Permitted Acquisition or series of Permitted Acquisitions in such Computation Period, the aggregate cash portion of the Purchase Price for which exceeds $125,000,000, the maximum Funded Indebtedness to EBITDA Ratio permitted under this Section 6.11(b) may be increased at the election of the Borrower to 3.75 to 1.00 (any such increase, a “Covenant Holiday”), in each case, for the first Computation Period immediately following such election by Borrower (inclusive of the fiscal quarter in which such election is made by Borrower); provided, further, that (i) if the Borrower elects a Covenant Holiday, concurrently with such election the Borrower shall provide the Administrative Agent with a certificate of a Financial Officer of the Borrower demonstrating, to the satisfaction of the Administrative Agent, pro forma compliance with this Section 6.11(b), both before and after giving effect to such Acquisition and such Covenant Holiday (in each case looking back four complete fiscal quarters), (ii) at the time of any proposed Covenant Holiday, the Funded Indebtedness to EBITDA Ratio shall have been 3.25 to 1.0 or less for at least two consecutive fiscal quarters immediately preceding such proposed Covenant Holiday and (iii) no more than two Covenant Holidays may be elected during the term of this Agreement.
(c) Unrestricted Cash. Commencing with the earlier of the first fiscal quarter ending after the Suspension Period End Date and June 30, 2021, the Borrower and the Restricted Subsidiaries will maintain, as of the last day of each fiscal quarter, Unrestricted Cash of not less than $250,000,000; provided that no less than 50% of such required Unrestricted Cash shall be held in accounts with Lenders or their Affiliates.
(d) Minimum Liquidity. (i) During the Suspension Period, the Borrower and the Restricted Subsidiaries will maintain at the end of each calendar month minimum Liquidity equal to at least the sum of (a) 100% of Accrued Merchant and Supplier Payables for such calendar month plus (b) $50,000,000 and (ii) commencing with the earlier of the first fiscal quarter end after the Suspension Period End Date and June 30, 2021, the Borrower and the Restricted Subsidiaries will maintain at the end of each fiscal quarter minimum Liquidity equal to at least 70% of Accrued Merchant and Supplier Payables for such fiscal quarter.
(e) Senior Secured Indebtedness to EBITDA Ratio. Commencing with the earlier of the fiscal quarter ending after the Suspension Period End Date and June 30, 2021, the Borrower will not permit the ratio of (a) Senior Secured Indebtedness to (b) EBITDA for any Computation Period to be greater than 2.50:1.00.
(f) Minimum EBITDA. During the Suspension Period, the Borrower’s EBITDA for each fiscal quarter ending on the date set forth below shall not be less than the amount set forth below opposite such period:

Fiscal Quarter Ending	EBITDA
June 30, 2020	[***]
September 30, 2020	[***]
December 31, 2020	[***]
March 31, 2021	[***]
SECTION 6.12. Designation of Unrestricted Subsidiaries. The Borrower may at any time designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a pro forma basis, with the covenants set forth in Section 6.11 (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time, (iii) the designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s Investment in such Subsidiary, (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary; (v) immediately before and after any such designation, no Default shall have occurred and be continuing; and (vi) the total assets or consolidated EBITDA of all the Unrestricted Subsidiaries shall not exceed 25% of Consolidated Total Assets or consolidated EBITDA, as the case may be, of the Borrower and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated financial statements of the Borrower furnished pursuant to Section 3.04(a) or Section 5.01(a) or Section 5.01(b), as applicable).
SECTION 6.13. Fiscal Year. Unless otherwise agreed by the Administrative Agent, the Borrower will not, nor will it permit any Restricted Subsidiary to change its fiscal year to end on any date other than December 31 of each year.
SECTION 6.14. Anti-Corruption Laws; and Sanctions. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any anti-money laundering Laws or Sanctions applicable to any party hereto.
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:
(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (except any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect, which shall be true and correct in all respects) when made or deemed made;
(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Loan Parties’ existence) or 5.08 or in Article VI;
(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) any actual knowledge of such breach on the part of any executive officer of the Borrower and (ii) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i) the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j) the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (other than any such judgment covered by insurance, to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer, so long as, in the reasonable opinion of the Required Lenders, such insurer is financially sound) shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;
(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, (i) could reasonably be expected to result in (i) liability of the Borrower and its Restricted Subsidiaries in an aggregate amount exceeding $50,000,000 in the aggregate or (b) result in a Lien on any of the assets of the Borrower or any Restricted Subsidiary securing obligations in excess of $5,000,000 in the aggregate;
(m) a Change in Control shall occur;
(n) the Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall deny that it has any further liability under the Guaranty, or shall give notice to such effect;
(o) except as permitted by the terms of any Collateral Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in property that (x) is intended to be Collateral and (y) has a collective value in excess of $25,000,000 (“Material Property”); or (ii) any Lien of the Administrative Agent on behalf of the Lenders on any Material Property shall for any reason cease to be, or shall be asserted by any Loan Party not to be, a perfected and first priority Lien (subject to Liens permitted under Section 6.02); or
(p) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, (i) increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement, (ii) require the Loan Parties to promptly file and/or cooperate with the Administrative Agent (at the expense of the Loan Parties) in the recordation of assignments with respect to intellectual property registrations in the appropriate jurisdictions with respect to intellectual property owned by any Foreign Subsidiary and take any steps necessary to ensure that such intellectual property is subject to a first priority perfected security interest in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and (iii) exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
Any proceeds of Collateral received by the Administrative Agent after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied in accordance with Section 2.18(b).
ARTICLE VIII

The Administrative Agent
SECTION 8.01. Authorization and Action.
(a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
(b) The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc.
(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and, (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Restricted Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.
(b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(c) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(d) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
(e) Notwithstanding anything herein to the contrary, none of the Syndication Agents, Documentation Agents, Bookrunners or Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.
SECTION 8.03. The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans) and Letters of Credit, the Person serving as the Administrative

Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Loan Party, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.
SECTION 8.04. Successor Administrative Agent.
(a) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
(b) Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duly or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (x) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (y) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.
SECTION 8.05. Acknowledgements of Lenders and Issuing Banks
(a) Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the U.S. securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan document pursuant to which it shall have become a Lender hereunder.
(c) Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, reasonable and documented out of pocket costs and expenses, and other amounts (including reasonable and documented out of pocket attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
SECTION 8.06. Collateral Matters.
(a) In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.
(b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
(d) If, at any time, Collateral is transferred, leased or disposed of in any transaction permitted under Section 6.09, such Collateral shall be automatically released from the Lien of the Administrative

Agent, without delivery of any document or instrument or performance of any act by any party, and all rights to such Collateral shall automatically revert to the Borrower and its Subsidiaries, as applicable. At the request of the Borrower following any such release, the Administrative Agent shall deliver to the Borrower any Collateral of the Borrower or its Subsidiaries held by the Administrative Agent and execute and deliver to the Borrower such documents or instruments as the Borrower shall reasonably request to evidence such release, in each case at the sole expense of the Borrower.
SECTION 8.07. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
SECTION 8.08. Certain ERISA Matters.
(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Lead Arranger or any Syndication Agent or Documentation Agent listed on the cover page or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c) The Administrative Agent and each Lead Arranger, Syndication Agent, Documentation Agent and Bookrunner listed on the cover page hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE IX

Miscellaneous
SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(i) if to the Borrower, to it at Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, IL 60654, Attention: Dane Drobny, General Counsel and Melissa Thomas, Chief Accounting Officer and Treasurer (Facsimile No. 312-275-8566);
(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, Chicago, IL 60603, Attention of LaDesiree Williams (Facsimile No. (888) 303-9732);
(iii) if to JPMorgan Chase Bank, N.A., as an Issuing Bank, to 131 South Dearborn Street, 5th Floor, Mail Code IL1-0236, Chicago, Illinois 60603-5506, Attn: Standby LC Unit (Facsimile No (312) 233-2266);
(iv) if to the Swingline Lender, to it at 10 South Dearborn, Chicago, IL 60603, Attention of LaDesiree Williams (Facsimile No. (888) 303-9732); and

(v) if to any other Lender or Issuing Bank, to it at its address (or Facsimile number) set forth in its Administrative Questionnaire.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail shall be deemed to have been given when received, (ii) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems or Approved Electronic Platforms, as applicable, to the extent provided in clause (b) below shall be effective as provided in such clause.
(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems or Approved Electronic Platforms, as applicable, or pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by using Electronic Systems or Approved Electronic Platforms, as applicable, pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c) Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto.
(d) Electronic Systems.
(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System (the “Approved Electronic Platform”).
(ii) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(iii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including , without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including , without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.
(e) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(f) Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(g) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
(h) Any notice given to the Borrower shall be deemed to have been received, if applicable, by the Loan Parties.
SECTION 9.02. Waivers; Amendments. (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan

Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b) Subject to Section 2.14(b) and Section 9.02(e) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that (x) to the extent an amendment, modification or waiver of any provision of this Agreement directly affects only the Lenders with a Commitment to make Revolving Loans (including Section 4.02), then such amendment, modification or waiver shall be effective with the written consent of the Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments and (y) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (except for the waiver of any default rate), (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (D) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (E) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (F) release all or substantially all Guarantors from their obligations under the Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), (G) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral without the written consent of each Lender (other than any Defaulting Lender) or (H) amend Section 1.09 as such Section relates to the approval of an additional Available Currency without the consent of each Lender (other than a Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or the Issuing Banks hereunder without the prior written consent of the Administrative Agent, the Swingline Lender or the Issuing Banks, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent, the Swingline Lender and the Issuing Banks). The Administrative Agent may also amend Schedule 2.01 to reflect assignments entered into pursuant to Section 9.04.
(c) The Lenders and the Issuing Banks hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all of the Commitments, payment and satisfaction in full in cash of all Secured Obligations, and the cash collateralization of all Letters of Credit in a manner satisfactory to each affected Issuing Bank, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Restricted Subsidiary, the Administrative Agent is authorized to release any Guaranty provided by such Restricted Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.
(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace any such Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower, the Administrative Agent and the Issuing Banks shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
(e) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
(f) Notwithstanding anything to the contrary herein, this Agreement may be amended in accordance with Sections 2.23 (including as contemplated in connection with an Incremental Revolving Commitment in accordance with such section) and Section 2.24 (including as contemplated in connection with a New Term Facility in accordance with such section).
SECTION 9.03. Expenses; Indemnity; Damage Waiver.
(a) The Borrower shall pay all (i) reasonable and documented outofpocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent (provided that attorneys’ fees, charges and disbursements shall be limited to (i) one outside counsel for the Administrative Agent and (ii) one local counsel in each separate relevant jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) reasonable and documented out-of-pocket expenses incurred by any applicable Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent, any Issuing Bank or any Lender (provided that attorneys’ fees, charges and disbursements shall be limited to (i) one outside counsel for the Administrative Agent, any Issuing Bank or any Lender (and, in the case of an actual conflict of interest, one additional counsel to all such persons similarly situated) and (ii) one local counsel in each separate relevant jurisdiction), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, including all such out-ofpocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an applicable Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Restricted Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by you, your equity holders affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) arise from a dispute solely among Indemnitees (excluding claims against any Indemnitee in its capacity or fulfilling its role as an Administrative Agent or an Issuing Bank hereunder and claims arising out of any breach hereunder or under the other Loan Documents on the part of the Borrower or any of its Affiliates). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, an applicable Issuing Bank or the Swingline Lender under clause (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Bank or the Swingline Lender in its capacity as such.
(d) To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee.
(e) All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any

Letter of Credit), Participants (to the extent provided in clause (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A) the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment;
(C) the Issuing Banks; and
(D) the Swingline Lender.
(ii) Assignments shall be subject to the following additional conditions:
(A) except in the case of an assignment to a Lender, an Affiliate of a Lender, and Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means a (a) natural person, (b) a Defaulting Lender or its Lender Parent, (c) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Borrower or any of its Affiliates.
(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section.
(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v) Upon its receipt of a (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic

Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (b).
(c) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under clause (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any

Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b) Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Loan Party consents to the publication by the Administrative Agent or any Lender, at the sole expense of the Administrative Agent or such Lender, as applicable, and in consultation with such Loan Party, of customary tombstones and other publicity relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of such Loan Party. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information regarding the Effective Date, size, type, purpose of and parties to this Agreement to market data collectors, such as league table, and similar service providers to the lending industry.
SECTION 9.13. Material Non-Public Information.
(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any applicable Law.
SECTION 9.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases, and agrees not to assert, any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.17. Conversion of Currencies.
(a) (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss; and if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor in the Agreement

Currency, the Applicable Creditor shall return such excess to the Borrower. The obligations of the Borrower contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 9.18. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
SECTION 9.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.20. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York:
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such

QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.